UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SuRo Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SuRo Capital Corp.

640 Fifth Avenue, 12th Floor

New York, New York 10019

April 29, 2026

Dear Stockholders:

You are cordially invited to attend the special meeting (the “Special Meeting”) of the stockholders of SuRo Capital Corp. (the “Company”) to be held at the office of Eversheds Sutherland (US) LLP, The Grace Building, 1114 Sixth Avenue, 40th Floor, New York, New York 10036 on June 10, 2026, at 9:30 a.m., Eastern Time, local time. At the Special Meeting, the stockholders are being asked to approve an investment advisory agreement (the “Advisory Agreement”), pursuant to which Neostellar Advisors LLC (the “Adviser”), an entity jointly owned by certain current employees of the Company and by Magnetar Holdings LLC (“Magnetar JV Entity”), would be appointed as the investment adviser of the Company, as more fully described in the enclosed proxy statement (the “Proxy Statement”). This would result in the Company becoming externally managed by the Adviser, rather than internally managed by the Company’s employees.

The Board of Directors of the Company (the “Board”) and the Company’s management believe that it is in the Company’s best interests to change from an internal management structure to an external management structure with the Adviser serving as the Company’s external investment manager. Since March 2019, the Company has been an internally managed business development company (“BDC”). While the internally managed structure has provided certain benefits, the competitive environment has evolved, such that a number of institutional-quality asset managers now sponsor BDCs and similar funds, which has only heightened the already competitive market for investment opportunities. Because of their external management structure, managers affiliated with larger platforms, such as the broader investment management business that the Magnetar JV Entity is part of (collectively, “Magnetar”), can offer prospective portfolio companies access to greater scale, resources, and greater institutional infrastructure than a single purpose internally managed BDC such as the Company. Therefore, the Company is seeking to change to an external management structure by entering into the Advisory Agreement in order to better compete for investment opportunities and to take advantage of the benefits that arise from the external management structure.

On April 2, 2026, the Board, including all of the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (each, an “Independent Director”), unanimously approved the Company’s transition from an internally managed BDC to an externally managed structure (the “Externalization”), and the related Advisory Agreement, appointing the Adviser as the Company’s investment adviser, subject to the approval of the Advisory Agreement by the Company’s stockholders.

The proposal described herein is being submitted to holders of issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company’s Common Stock”) as of the close of business on April 27, 2026 (the “Record Date”).

In evaluating the Advisory Agreement, the Board requested extensive information and materials regarding the Adviser, the Company’s current management team, Magnetar and its affiliates. The Board believes that the Company will benefit from the Adviser’s access to greater scale and resources that will help to provide the Company with enhanced investment sourcing, due diligence capabilities, and greater institutional infrastructure. Under the proposed Advisory Agreement, the Company’s current management team will continue to manage and oversee the Company’s investment strategy and operations but will be enhanced by its relationship with Magnetar. Magnetar is a multi-strategy, multi-product alternative investment platform founded in 2005 with approximately $17.8 billion in assets under management as of December 31, 2025. Magnetar operates investment platforms across alternative credit and fixed income, quantitative investing, and ventures strategies. Magnetar and its affiliates employ a team of approximately 224 professionals as of March 31, 2026 across offices in Evanston, Illinois (headquarters), New York, London, Menlo Park, and Austin. The Board believes that the Company’s operations will benefit from its relationship with the Magnetar platform, generally, and its investment activity will benefit in particular from its relationship with Magnetar’s ventures strategy platform (the “Magnetar Ventures Team”). Collectively, the Magnetar platform has deployed over $4 billion in total initial invested capital in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. The Board believes that members of the Magnetar Ventures Team will contribute to the Company’s investment objective by providing access to its investment professionals to provide support in investing principally in equity securities of rapidly growing, venture capital-backed emerging private companies. The Company would benefit from its association with the Magnetar platform, including access to selected resources and, with respect to the Magnetar Ventures Team, access to venture-related investments.

If the Company’s stockholders approve the Advisory Agreement, as more fully described in the Proxy Statement:

●	the Company and the Adviser will enter into the Advisory Agreement pursuant to which the Adviser, an investment adviser that will be registered with the Securities and Exchange Commission, will serve as the Company’s investment adviser;

●	the Company and Neostellar Administrative Services LLC, an affiliate of the Adviser (the “Administrator”), will enter into an administration agreement (the “Administration Agreement”) pursuant to which the Administrator will serve as the Company’s administrator; and

●	subject to certain conditions, an affiliate of the Magnetar JV Entity will make an investment of $20,000,000 in the Company.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Advisory Agreement (the “Advisory Agreement Proposal”).

The Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Special Meeting. Details of the business to be conducted at the Special Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. I, along with other members of the Company’s management, will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Special Meeting. If you are unable to participate in the Special Meeting during the scheduled time, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the Proxy Statement and on the enclosed proxy card. Abstentions will have the same effect as a vote “AGAINST” the Advisory Agreement Proposal.

We look forward to your participation in the Special Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely,

/s/ Mark D. Klein
Mark D. Klein
Chairman, President and Chief Executive Officer

New York, New York

April 29, 2026

This Proxy Statement is first being mailed to stockholders on or about April 30, 2026.

SuRo Capital Corp.

640 Fifth Avenue, 12th Floor

New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on

June 10, 2026, 9:30 a.m., Eastern Time, local time

Dear Stockholders:

A special meeting (the “Special Meeting”) of the stockholders of SuRo Capital Corp. (the “Company”) will be held at the office of Eversheds Sutherland (US) LLP, The Grace Building, 1114 Sixth Avenue, 40th Floor, New York, New York 10036, on June 10, 2026, at 9:30 a.m., Eastern Time, local time. At the Special Meeting, the stockholders are being asked to approve an investment advisory agreement (the “Advisory Agreement”), pursuant to which Neostellar Advisors LLC (the “Adviser”), an entity jointly owned by certain current employees of the Company and by Magnetar Holdings LLC (“Magnetar JV Entity”), would be appointed as the investment adviser of the Company, as more fully described in the enclosed proxy statement (the “Proxy Statement”).

As discussed in more detail in the Proxy Statement, on April 2, 2026, the Board of Directors of the Company (the “Board”), including all of the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (each, an “Independent Director”), unanimously approved the Company’s transition from an internally managed business development company (“BDC”) to an externally managed structure (the “Externalization”), and the related Advisory Agreement, subject to the approval of the Advisory Agreement by the Company’s stockholders.

The Special Meeting is being held for the following purpose:

1.	To approve the Advisory Agreement, pursuant to which the Adviser would be appointed as the investment adviser of the Company (the “Advisory Agreement Proposal”), as more fully described in the enclosed Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Advisory Agreement Proposal.

You have the right to receive notice of and to vote at the Special Meeting if you were a stockholder of record at the close of business on April 27, 2026 (the “Record Date”). Regardless of whether you expect to be present in person at the Special Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or register your vote by telephone or through the internet. You must have your control number, found on your proxy card in order to vote. Prior to the Special Meeting, you may vote your shares electronically at www.proxyvote.com or by calling 1-800-690-6903. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned by the Chairman of the Special Meeting in order to permit further solicitation of proxies by the Company.

Sincerely,

/s/ Mark D. Klein
Mark D. Klein
Chairman, President and Chief Executive Officer

Only the Company’s stockholders of record at the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Pursuant to Section 2-511 of the Maryland General Corporation Law, the Record Date is not more than 90 nor less than 10 days before the date of the Special Meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April 30, 2026.

Thank you for your support of the Company.

By the Order of the Board of Directors,

/s/ Allison Green
Allison Green
Chief Financial Officer, Treasurer and Corporate Secretary

New York, New York

April 29, 2026

Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions will have the same effect as a vote “AGAINST” the Advisory Agreement Proposal.

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QUESTIONS AND ANSWERS

At the Special Meeting of Stockholders of SuRo Capital Corp. (the “Company”) to be held on June 10, 2026, you will have the opportunity to vote on the Advisory Agreement Proposal (as defined below). The following “Questions and Answers” are provided for your convenience. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement (the “Proxy Statement”). The “Company,” “SuRo Capital,” “we,” “us” and “our” refer to SuRo Capital Corp.

Q:	Why did you send me this Proxy Statement and what am I being asked to vote on?

A:	We sent this Proxy Statement and the enclosed proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at a special meeting of stockholders of the Company (the “Special Meeting”). The primary purpose for the Special Meeting is to consider the approval of an investment advisory agreement (the “Advisory Agreement”) between the Company and Neostellar Advisors LLC (the “Adviser”), an entity jointly owned by certain current employees of the Company and by Magnetar Holdings LLC (“Magnetar JV Entity”), that will be registered as an investment adviser with the Securities and Exchange Commission, pursuant to which the Adviser would become the investment adviser to the Company upon approval and entering into the Advisory Agreement (the “Advisory Agreement Proposal”).

The record date for the Special Meeting is the close of business on April 27, 2026 (the “Record Date”). If you owned shares of the Company’s Common Stock at the close of business on the Record Date, you are entitled to one vote for each share of the Company’s Common Stock you owned as of that date. As of the date of this filing, approximately 25,537,612 shares of the Company’s Common Stock were outstanding. The Company began mailing this Proxy Statement on or about April 30, 2026 to all stockholders entitled to vote their shares at the Special Meeting.

Q:	Where is the Proxy Statement available?

A:	This Proxy Statement, the Notice of Special Meeting of Stockholders and other documents of the Company on file with the SEC are available at https://investors.surocap.com/financial-information/sec-filings.

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will take place at the office of Eversheds Sutherland (US) LLP, The Grace Building, 1114 Sixth Avenue, 40th Floor, New York, New York 10036 on June 10, 2026, at 9:30 a.m., Eastern Time, local time.

Q:	Why am I being asked to approve the Advisory Agreement Proposal?

A:	As described in more detail in this Proxy Statement, the Board has determined that converting from an internally managed business development company (“BDC”) to an externally managed BDC managed by the Adviser is in the best interests of the Company and its stockholders. In order to become an externally managed BDC, the BDC must enter into an investment advisory agreement approved by both the Board and the stockholders in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). In furtherance of the Board’s objective to “externalize” the Company’s management function (the “Externalization”), the Board, including all of the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act (each, an “Independent Director”), unanimously approved the Advisory Agreement. The Board also approved the Administration Agreement by and between the Company and Neostellar Administrative Services LLC, which is an affiliate of the Adviser (the “Administrator”), pursuant to which the Administrator will serve as the Company’s administrator following the Externalization.

Stockholders of the Company are being asked to approve the Advisory Agreement because their approval of the Advisory Agreement is required by the 1940 Act. If the Advisory Agreement Proposal is approved by the Company’s stockholders, the Advisory Agreement will have an initial term of two years and will be subject to annual renewal by the Board thereafter.

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The Board believes that approval of the Advisory Agreement will provide the benefits to the Company discussed elsewhere in this Proxy Statement and believes that approval of the Advisory Agreement is in the best interests of the Company and its stockholders.

Q:	What will happen if the Advisory Agreement is approved by stockholders?

A:	If the Advisory Agreement Proposal is approved:

●	Effective as of July 1, 2026, the Company and the Adviser will enter into the Advisory Agreement pursuant to which the Adviser will serve as the Company’s investment adviser;

●	Effective as of the same date, the Company and the Administrator will enter into the Administration Agreement pursuant to which the Administrator will serve as the Company’s administrator; and

●	Subject to certain conditions, an affiliate of the Magnetar JV Entity will make an investment of $20,000,000 in the Company.

Q:	What is the Magnetar Investment and what conditions must be satisfied for it to occur?

A:	In connection with the Externalization, an affiliate of the Magnetar JV Entity has agreed, subject to the conditions described below, to make a $20,000,000 investment in the Company (the “Magnetar Investment”). The form of the Magnetar Investment depends on whether a Qualified Fundraising (as defined below) occurs prior to the Externalization. If, prior to the Externalization, the Company issues shares of its Common Stock to third parties for aggregate cash proceeds of at least $230,000,000 (a “Qualified Fundraising”), the Magnetar Investment will occur following the Qualified Fundraising and will take the form of a purchase of the Company’s Common Stock on the same terms as the other purchasers in the Qualified Fundraising. If a Qualified Fundraising does not occur prior to the Externalization, the Magnetar Investment will occur following the Externalization in the form of a convertible promissory note issued by the Company to the Magnetar affiliate (the “Note”). The Note will automatically convert into shares of the Company’s Common Stock upon the occurrence of a Qualified Fundraising, and if a Qualified Fundraising does not occur within three years following the Externalization, the Company will be obligated to repay to the Magnetar affiliate all outstanding principal and interest under the Note. The Magnetar Investment is conditioned upon, among other things, (i) the approval of the Advisory Agreement Proposal by the Company’s stockholders, (ii) the consummation of the Externalization, (iii) the entry by the Company and the Adviser into the Advisory Agreement and (iv) the entry by the Company and the Administrator into the Administration Agreement. See “Proposal – Approval of the Advisory Agreement – Investment by Magnetar” for additional information.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote “FOR” the Advisory Agreement Proposal.

Q:	Is approval of the Advisory Agreement the only condition to the effectuation of the Externalization that must be approved by the Company’s stockholders?

A:	Yes.

Q:	Why is the Board recommending approval of the Advisory Agreement?

A:	The Board has determined that converting from an internally managed BDC to an externally managed BDC managed by the Adviser is in the best interests of the Company and its stockholders. In furtherance of that objective, the Board, including all of its Independent Directors, has unanimously approved the Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. In evaluating the Advisory Agreement, the Board requested an extensive set of initial materials regarding the Adviser, as well as supplemental information responsive to requests and inquiries from the Independent Directors. The Board believes that the Company will benefit from the Adviser’s access to greater scale and resources that will help to provide enhanced investment sourcing and due diligence capabilities. Under the proposed Advisory Agreement, the Company’s current management team will continue to manage and oversee the Company’s investment strategy and operations, but will be enhanced by the broader investment management business that the Magnetar JV Entity is part of (collectively, “Magnetar”). Magnetar is a multi-strategy, multi-product alternative investment platform founded in 2005 with approximately $17.8 billion in AUM as of December 31, 2025 and employs approximately 224 professionals as of March 31, 2026 globally with offices in Evanston, Illinois (headquarters), New York, London, Menlo Park, and Austin. Magnetar operates investment platforms across alternative credit and fixed income, quantitative investing, and ventures strategies. The Board believes that the Company’s operations will benefit from its relationship with the Magnetar platform, generally, and its investment activity will benefit in particular from its relationship with Magnetar’s ventures strategy platform (the “Magnetar Ventures Team”). Collectively, the Magnetar platform has deployed over $4 billion in total initial invested capital in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. Magnetar has extensive resources throughout its fully integrated platform, with deep expertise in investment, financial, legal, operational, and technology functions, supported by teams in Evanston (headquarters), New York, London, Menlo Park, and Austin. The Company has previously invested indirectly in portfolio companies such as CoreWeave and TensorWave through co-investment vehicles sponsored and managed by Magnetar.

The Board assessed the Adviser’s qualifications and considered its investment philosophy, historical performance of its personnel, and proposed methods of operations, and determined the Company and its stockholders may obtain the following potential benefits of entering into the Advisory Agreement:

●	The Board believes that the Company’s existing management team has added significant value to the Company and believes that it would be in the Company’s best interest to align the Company’s management team with a platform that can provide greater scale and exposure to additional investment opportunities, while continuing to effectuate the Company’s existing investment strategy and underwriting processes.

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●	The Magnetar Ventures Team enthusiastically supports the Company’s current investment strategy of investing principally in the equity securities of rapidly growing venture capital-backed emerging companies. Magnetar has a pre-existing and collaborative relationship with the Company. The Company and Magnetar have co-invested in portfolio companies such as CoreWeave and TensorWave through co-investment vehicles sponsored and managed by Magnetar or its affiliates. Based on those collaborations and the Company’s investment strategy and performance over the past several years, Magnetar believes that forming the Adviser with the Company’s existing executive officers and the resulting support provided by the Company’s investment and operational teams has the potential to accelerate the Company’s growth. Magnetar is committed to enhancing the Company’s investment sourcing, due diligence and portfolio monitoring capabilities through the Adviser’s access to Magnetar’s deal flow, industry relationships and analytical capabilities. Magnetar believes that the Company’s investment strategy will benefit from access to the Magnetar Ventures Team’s platform and substantial experience investing in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies.

●	The Board believes that the Company will benefit from the involvement of certain investment professionals of the Magnetar Ventures Team who are expected to provide the Adviser with additional resources in origination, due diligence and portfolio monitoring. Certain of the Magnetar Ventures Team’s investment professionals will be added to the Company’s Investment Committee, enhancing the Company’s access to investment sourcing and due diligence capabilities.

●	The Board believes that the Company will benefit broadly from its association with Magnetar’s larger platform, investment teams across various strategies and sophisticated infrastructure.

●	The Adviser, Magnetar and its affiliates are well capitalized and are able to attract and retain personnel necessary to allow the Adviser to provide quality advisory services to the Company by being associated with a larger platform.

●	Although no assurances can be given, over the longer term, the Board believes that the Company will benefit from its relationship with Magnetar, which may result in increased deal flow and access to co-investment opportunities.

Q:	Is the Company being sold?

A:	No, the Company is not being sold. If the Externalization occurs, the Company’s stockholders immediately prior to the Externalization will be the Company’s stockholders immediately following the Externalization and will hold the same number of shares of the Company’s Common Stock.

Q:	Will the Company continue to be a publicly traded BDC after closing of the Externalization?

A:	Yes. After the closing of the Externalization, the Company will continue to be a BDC, and the Company’s Common Stock will continue to be listed on the Nasdaq Global Select Market. In addition, the Company previously elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), and that election will remain in effect for the current fiscal year. Following the Externalization, the Company will continue to pursue its current investment objective and strategy, and the Company’s current investment team is expected to continue to manage the Company’s investment portfolio, but as employees of the Adviser rather than the Company. The principal differences from the Company’s current operations are expected to be that (i) the Company will no longer have employees and will instead receive investment advisory and administrative services from the Adviser and the Administrator under the Advisory Agreement and the Administration Agreement, respectively, (ii) the Company will pay the fees described elsewhere in this Proxy Statement to the Adviser and the Administrator in lieu of bearing the compensation expense of its current employees, and (iii) in connection with the Externalization, the Company intends to change its name to Neostellar Capital Corp. and to adopt a new ticker symbol. Aside from these changes and the matters described elsewhere in this Proxy Statement, the Company expects to continue to operate substantially as it does today.

Q:	Will the Company’s name change?

A:	Yes. In connection with the Externalization, the Company’s name will change to Neostellar Capital Corp. The Company’s ticker symbol will change to “NSLR”.

Q:	What compensation is payable by the Company to the Adviser under the Advisory Agreement?

A:	Under the Advisory Agreement, the Company would pay the Adviser a fee for its investment advisory and management services consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). The Base Management Fee under the Advisory Agreement shall be calculated at an annual rate of 1.75% of the Company’s gross assets, payable monthly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Management Fee for any partial month or quarter will be appropriately pro-rated.

The Incentive Fee payable under the Advisory Agreement will consist of two parts. For purposes of each Incentive Fee, an “Eligible Investment” shall be any investment made by the Company on or after the effective date of the Advisory Agreement (“New Investments”). Investments held by the Company prior to the effective date of the Advisory Agreement (“Pre-Existing Investments”) shall not constitute Eligible Investments. For the avoidance of any doubt: (1) the Company will not pay an Incentive Fee on “Pre-Incentive Fee Net Investment Income” (as defined below) or on the capital gains attributable to Pre-Existing Investments; and (2) Pre-Existing Investments shall not be included in any cumulative, “high-water mark,” or similar netting calculation used to determine the Capital Gains Fee or any other component of the Incentive Fee.

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(i)	One part of the Incentive Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from any Eligible Investment) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding indebtedness, but excluding the Incentive Fee).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(A)	No Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(B)	100.00% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

(C)	20.00% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii)	The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement, as set forth below), commencing on December 31, 2026, and will equal the lesser of (i) 20.00% of the Company’s realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis for each Eligible Investment, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, and (ii) 20.00% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s investment in an Eligible Investment through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. For purposes of determining the Capital Gains Fee, the Company’s realized capital gains from each Eligible Investment, expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, shall be compared to a hurdle rate of 7.00% per year. The Company shall only pay the Capital Gains Fee on any realized capital gains from Eligible Investments that exceed the hurdle rate. Subject to the limitation set forth in Section 3(c) of the Advisory Agreement, the Company shall calculate the amount of the Incentive Fee payable to the Adviser with respect to the Company’s realized capital gains from each Eligible Investment as follows:

(A)	No Capital Gains Fee shall be payable on the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, does not exceed the hurdle rate of 7.00% per year.

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(B)	The Company shall include in the Capital Gains Fee 100.00% of the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, exceeds the hurdle rate of 7.00% per year but is less than a rate of 8.75% per year (the “Catch-Up”). The Catch-Up is designed to provide the Adviser with an incentive fee of 20.00% on all of the Company’s realized capital gains from such Eligible Investment once the rate of return exceeds 8.75% per year.

(C)	The Company shall include in the Capital Gains Fee 20.00% of the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, exceeds a rate of 8.75% per year.

Notwithstanding the foregoing, in no event shall the Capital Gains Fee for any calendar year exceed 20.00% of the Company’s realized capital gains from Eligible Investments, if any, on a cumulative basis from the date of the Advisory Agreement through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation with respect to the Eligible Investments on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

Q:	How will the Company’s operating costs associated with the management of its investment portfolio differ on a go-forward basis under the Advisory Agreement?

A:	Because the Company is currently internally managed by its executive officers under the supervision of its Board, it incurs the operating costs associated with employing and compensating investment and portfolio management professionals. If the Advisory Agreement is approved and the Adviser becomes the Company’s external investment adviser, the Company will no longer have any employees and will no longer compensate the Company’s investment professionals. The Company will be responsible for paying the Adviser the investment advisory fees set forth in the Advisory Agreement and will be responsible for reimbursing the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement.

For more information regarding the comparison of costs, see “Comparison of Fiscal Year 2025 Operating Expenses and Pro Forma Operating Expenses under Advisory Agreement and Administration Agreement” below.

Q:	What is the quorum required for the Special Meeting?

A:	The presence at the Special Meeting, in person or by proxy, of the holders of shares of the Company’s Common Stock entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the Special Meeting. See “The Special Meeting” for more information.

Q:	What vote is required to approve the Advisory Agreement Proposal?

A:	The affirmative vote of the holders of at least a “majority of the outstanding voting securities” (as defined in Section 2(a)(42) of the 1940 Act) will be required to approve the Advisory Agreement Proposal. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company.

Q:	Have the directors indicated how they will vote the shares of Company’s Common Stock held by them?

A:	Yes. Each of the Company’s directors has indicated that they plan to vote in favor of the Advisory Agreement Proposal.

Q:	What will happen if the Advisory Agreement Proposal is not approved?

A:	If the Advisory Agreement Proposal is not approved by the Company’s stockholders, the Externalization will not be consummated, and the Company will continue to operate, as it does today, as an internally managed BDC.

Q:	What are the effects of not voting or abstaining?

A:	Abstentions will have the same effect as a vote “AGAINST” the Advisory Agreement Proposal.

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Q:	What if I want to change my vote or revoke my proxy?

A:	A Common Stockholder qualified and eligible to vote may change his, her or its vote, or revoke his, her or its proxy at any time before it is voted at the Special Meeting by:

●	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

●	submitting a new proxy electronically over the Internet or by telephone as indicated on the proxy card after the date of the earlier submitted proxy;

●	delivering a written notice of revocation to our Secretary; or

●	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company’s Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Who is paying for the costs of soliciting these proxies?

A:	The Company will pay the costs and expenses of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC and Broadridge Financial Solutions, Inc., our proxy solicitors, a fee, including reimbursement of out-of-pocket expenses, of approximately $80,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate.

Q:	Where can I find the voting results?

A:	Voting results will be reported in a press release or Current Report on Form 8-K, which we will file with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this Proxy Statement captioned “Where You Can Find More Information.”

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as voting “AGAINST” the Advisory Agreement Proposal.

Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	Who can help answer my other questions?

A:	If you have any questions concerning the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of the Company’s Common Stock, please contact Alliance Advisors, LLC or Broadridge Financial Solutions, Inc.:

Alliance Advisors, LLC

150 Clove Road #400,

Little Falls Township, New Jersey 07424

Call Toll-Free: 1-866-206-7520

Email: SSSS@Allianceadvisors.com

or

Broadridge Financial Solutions, Inc.

51 Mercedes Way,

Edgewood, New York 11717

Call Toll-Free: 1-800-690-6903

6

THE SPECIAL MEETING

This Proxy Statement summarizes the information regarding the matters to be voted on at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares of the Company’s Common Stock. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card. You may also grant a proxy (i.e., authorize someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, as indicated on the proxy card and the Company receives the proxy card or such instruction in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.

As of the date of this filing, there were approximately 25,537,612 shares of the Company’s Common Stock outstanding and entitled to vote at the Special Meeting. If you are a holder of the Company’s Common Stock, you are entitled to one vote at the Special Meeting for each share of the Company’s Common Stock that you held as of the close of business on the Record Date. The Company began mailing this Proxy Statement on or about April 30, 2026 to all Company stockholders entitled to vote their shares of the Company’s Common Stock at the Special Meeting.

Time and Location

We will hold the Special Meeting at the office of Eversheds Sutherland (US) LLP, The Grace Building, 1114 Sixth Avenue, 40th Floor, New York, New York 10036 on June 10, 2026, at 9:30 a.m., Eastern Time, local time.

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you were a Company stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Special Meeting, you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership of shares of the Company.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Special Meeting.

Proposal to Approve the Advisory Agreement Proposal

At the Special Meeting, you will be asked to vote on the Advisory Agreement Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Advisory Agreement Proposal.

Stockholders Entitled to Vote

You are entitled to vote if you were a holder of record of Company’s Common Stock as of the close of business on the Record Date.

All holders of the Company’s Common Stock as of the Record Date, voting together, will be entitled to vote for the approval of the Advisory Agreement Proposal at the Special Meeting.

Quorum

To conduct business at the Special Meeting, a quorum of Company stockholders must be present at the Special Meeting. Pursuant to Section 2-506 of the Maryland General Corporation Law and the Company’s Bylaws, the presence at the Special Meeting, in person or by proxy, of holders of shares of the Company’s Common Stock entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the Special Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

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If a quorum is not present or if the Company needs to solicit more votes for the approval of the Advisory Agreement Proposal, the Chairman of the Special Meeting shall have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting.

Stockholders Holding Shares Through Brokers, Banks or Nominees

If you hold shares of Company’s Common Stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of Company’s Common Stock through a broker, bank, trustee or nominee and want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Granting Authority to Vote to Brokers, Banks or Nominees

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The only proposal being considered at this Special Meeting is non-routine. If you hold your shares of Company’s Common Stock in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposals, your broker will not be permitted to vote your shares on the proposal.

Voting by Proxy

If you are a record holder of shares of Company’s Common Stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in-person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares “FOR” the Advisory Agreement Proposal. Internet and telephone voting procedures are designed to authenticate the Company stockholder’s identity and to allow such stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receiving Multiple Proxy Cards

Many of the Company’s stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions on each proxy card or voting instruction form you receive.

Revocation of Proxy

If you are a Company stockholder of record, you can revoke your proxy at any time before it is exercised by (i) delivering a written revocation notice prior to the Special Meeting to: SuRo Capital Corp., 640 Fifth Avenue, 12th Floor, New York, New York 10019, Attention: Allison Green, Chief Financial Officer, Treasurer and Corporate Secretary, (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting or (iii) voting in person at the Special Meeting. If you hold shares of the Company’s Common Stock through a broker, bank or other nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

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Votes Required to Approve the Advisory Agreement Proposal

Approval of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting is required to approve the Advisory Agreement Proposal. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. This 1940 Act voting standard supersedes the voting standards that would otherwise apply under Section 2-604 of the Maryland General Corporation Law or the Company’s Charter or Bylaws.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Advisory Agreement Proposal.

Expenses Related to Proxy Solicitation

The Company will bear the costs and expenses of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC and Broadridge Financial Solutions, Inc., our proxy solicitors, a fee, including reimbursement of out-of-pocket expenses, of approximately $80,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate.

Methods of Proxy Solicitation

In addition to these written proxy materials, our proxy solicitors, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Company furnishes proxy materials by email to those stockholders who have elected to receive their proxy materials electronically. While the Company encourages stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of stockholder meetings and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of shares of the Company’s common stock held by a broker or custodian, may request a printed set of proxy materials.

Who to Contact if You Have Questions

If you have any questions concerning the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of the Company’s Common Stock, please contact Alliance Advisors, LLC or Broadridge Financial Solutions, Inc.:

Alliance Advisors, LLC

150 Clove Road #400,

Little Falls Township, New Jersey 07424

Call Toll-Free: 1-866-206-7520

Email: SSSS@Allianceadvisors.com

or

Broadridge Financial Solutions, Inc.

51 Mercedes Way,

Edgewood, New York 11717

Call Toll-Free: 1-800-690-6903

9

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, information with respect to the beneficial ownership of each current director, the Company’s executive officers, and each person, if any, known to us to beneficially own 5.0% or more of the outstanding shares of our common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this filing are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership in the following table is based on 25,537,612 shares of our common stock outstanding as of the date of this filing.

The 1940 Act generally does not permit externally managed investment companies and BDCs to issue or have outstanding options or restricted stock granted to directors and employees, except under limited circumstances. Following approval by the stockholders of the Advisory Agreement, each restricted share of the Company (the “Company Restricted Share”) outstanding and not previously forfeited under the Company’s Second Amended and Restated 2019 Equity Incentive Plan shall become fully vested. However, each such Company Restricted Share will be subject to a lock-up agreement between the Company and the holder of such Company Restricted Share that will tie to its original vesting schedule. In connection with the Externalization, the Board has approved a grant of 350,000 restricted shares to Mark D. Klein, the Company’s Chairman, President and Chief Executive Officer, and a grant of 60,000 restricted shares to Allison Green, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary. In addition, the Board has approved a cash bonus of $850,000 to Mark D. Klein and a cash bonus of $500,000 to Allison Green.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o SuRo Capital Corp., 640 Fifth Avenue, 12th Floor, New York, New York 10019.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Class	Dollar Range of Equity Securities ($)(2)
Directors and Executive Officers:
Independent Directors
Leonard A. Potter(3)	102,279	*	Over $100,000
Marc Mazur(3)	65,414	*	Over $100,000
Lisa Westley(3)	55,295	*	Over $100,000
Ronald M. Lott(3)	29,150	*	Over $100,000
Richard Szuch	5,767	*	$50,001 - $100,000
Interested Directors
Mark D. Klein(4)	1,676,021	6.56%	Over $100,000
Executive Officers
Allison Green(5)	189,805	*	Over $100,000
Directors and Executive Officers as a Group (7 persons) (6)	2,123,731	8.32%

5.0% + Owners
Mario J. Gabelli(7)	1,521,243	5.96%	Over $100,000

* Less than 1%.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(2)	Dollar ranges are as follows: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or Over $100,000. The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock on the Nasdaq Global Select Market on April 27, 2026 of $13.22. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(3)	Includes 7,812 restricted shares granted to each Independent Director under the Second Amended and Restated 2019 Equity Incentive Plan, all of which vest in full on the earlier of May 28, 2026 or the date of the 2026 Annual Shareholder Meeting.

(4)	Includes (i) 811,646 shares owned by Mr. Klein’s spouse, which may be deemed to be beneficially owned by Mr. Klein, and (ii) 574,466 restricted shares granted under the prior Amended and Restated 2019 Equity Incentive Plan on December 15, 2023, December 10, 2024, and May 16, 2025, and under the Second Amended and Restated 2019 Equity Incentive Plan on November 21, 2025, all of which are subject to certain vesting schedules.

(5)	Includes (i) 113,848 shares held indirectly through the Allison Green Living Trust, dated September 30, 2024, and (ii) 75,957 restricted shares granted under the prior Amended and Restated 2019 Equity Incentive Plan on December 15, 2023, December 10, 2024, and May 16, 2025, and under the Second Amended and Restated 2019 Equity Incentive Plan on November 21, 2025, all of which are subject to certain vesting schedules.

(6)	The address for each of the directors and officers is c/o SuRo Capital Corp., 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(7)	Based on information obtained from a Schedule 13D/A (Amendment No. 3) filed jointly by GAMCO Investors, Inc., Gabelli Funds LLC, GAMCO Asset Management Inc., Gabelli & Co. Investment Advisers, Inc., Gabelli Foundation, Inc., GGCP, Inc., Associated Capital Group, Inc., and Mario J. Gabelli on November 21, 2025, Mr. Gabelli acts as Chairman and CEO of GAMCO Investors, Inc., of which Gabelli Funds LLC and GAMCO Asset Management Inc. are wholly owned subsidiaries. Gabelli Funds LLC and GAMCO Asset Management Inc. are deemed to beneficially own and have sole voting power and sole dispositive power over 1,259,868 and 254,800 shares, respectively, of the Company’s Common Stock. In addition, Mr. Gabelli acts as Executive Chairman of Associated Capital Group, Inc., of which Gabelli & Co. Investment Advisers, Inc. is a wholly owned subsidiary. Gabelli & Co. Investment Advisers, Inc. is deemed to beneficially own and have sole voting power and sole dispositive power over 1,575 shares of the Company’s Common Stock. Finally, Mr. Gabelli acts as Chairman, Trustee, and Investment Manager of Gabelli Foundation, Inc., which is deemed to beneficially own and have sole voting power and sole dispositive power over 5,000 shares of the Company’s Common Stock. As a result, Mr. Gabelli is deemed to beneficially own 1,521,243 shares of the Company’s Common Stock directly owned by the aforementioned entities and over which he could be deemed to have shared voting power and shared dispositive power. The address for Mr. Gabelli is One Corporate Center, Rye, NY 10580.

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PROPOSAL – APPROVAL OF THE ADVISORY AGREEMENT

General

Stockholders of the Company are being asked to consider and vote on a proposal to approve the Advisory Agreement between the Company and the Adviser. The Adviser is a newly formed entity jointly owned by certain current employees of the Company and by the Magnetar JV Entity. The Advisory Agreement is attached as Appendix A to this Proxy Statement. If the Advisory Agreement Proposal is approved, the Company will also enter into the Administration Agreement with the Administrator, and will commence operations as an externally managed BDC.

Recommendation of the Board

At a meeting of the Board held on April 2, 2026, and for the reasons discussed below, the Board, including all its Independent Directors, unanimously voted to approve the Advisory Agreement, contingent upon obtaining Company stockholder approval of the Advisory Agreement. For the reasons more fully described herein, the Board determined that entering into the Advisory Agreement would be in the best interests of the Company and its stockholders. Accordingly, the Board unanimously recommends that you vote “FOR” the approval of the Advisory Agreement Proposal. See “– Board Approval of the Advisory Agreement” below.

About the Adviser

If the Advisory Agreement is approved, the Adviser, an entity jointly owned by certain current employees of the Company and by the Magnetar JV Entity, would become the investment adviser of the Company. Subject to the overall supervision of the Board, the Adviser will be responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring the Company’s investments, providing personnel and offering to provide (and providing where requested) significant managerial assistance to portfolio companies, and monitoring the Company’s portfolio companies on an ongoing basis through a team of investment professionals. The Adviser will seek to continue the Company’s investment strategy of investing principally in the equity securities of what it believes to be rapidly growing venture capital-backed emerging companies.

The Company’s current investment team, including Mark D. Klein (Chairman, CEO and President) and Allison Green (CFO, Treasurer and Corporate Secretary), will remain in their current capacities but will be employed by the Adviser rather than the Company following the Externalization. Certain Magnetar Ventures Team investment professionals will be added to the Company’s Investment Committee, enhancing the Company’s access to investment sourcing and due diligence capabilities. Magnetar’s involvement in the investment process is expected to encompass deal origination, evaluation of investment opportunities, and ongoing support for portfolio companies. The Adviser believes this structure and approach offers continuity of investment philosophy while providing access to Magnetar’s larger platform and resources.

Magnetar is a multi-strategy, multi-product alternative investment platform headquartered in Evanston, Illinois. As of December 31, 2025, Magnetar managed approximately $17.8 billion in assets under management across various strategies, including alternative credit and fixed income, quantitative investing, and ventures strategies. Magnetar has a 20-year track record and the Magnetar platform collectively has deployed over $4 billion in total initial invested capital in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. The Company has previously invested indirectly in portfolio companies such as CoreWeave and TensorWave through co-investment vehicles sponsored and managed by Magnetar.

Background and Purpose of the Externalization

SuRo Capital Corp. (formerly known as GSV Capital Corp. and Sutter Rock Capital Corp.) was incorporated in Maryland on January 6, 2011, and commenced operations upon the completion of its initial public offering in May 2011. The Company elected to be regulated as a BDC at that time. The Company’s Common Stock is listed on the Nasdaq Global Select Market under the ticker symbol “SSSS.”

The Company was originally externally managed, but in March 2019, the Board approved the internalization of the Company’s management functions, and since that time the Company has operated as an internally managed, non-diversified closed-end management investment company. Specifically, all of the Company’s investment and operational personnel are employees of the Company and the Company has borne the expense of such employees’ compensation. The components of the Company’s compensation of its employees include (i) base salary; (ii) annual cash and additional cash bonuses; (iii) restricted shares under the Company’s Second Amended and Restated 2019 Equity Incentive Plan; and (iv) other benefits.

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The Company’s investment objective is to maximize its portfolio’s total return, principally by seeking capital gains on our equity and equity-related investments, and to a lesser extent, income from debt investments. The Company invests principally in the equity securities of what it believes to be rapidly growing venture capital-backed and institutionally backed emerging companies. The Company acquires its investments through direct investments in prospective portfolio companies, secondary marketplaces for private companies, negotiations with selling stockholders, or through investment funds or special purpose vehicles (“SPVs”) established for the purpose of investing in the securities of a single private issuer. In addition, the Company may invest in private credit and in the founder’s equity, founder’s warrants, and private investment in public equity (“PIPE”) transactions of special purpose acquisition companies (“SPACs”). The Company may also invest on an opportunistic basis in select publicly traded equity securities or certain non-U.S. companies that otherwise meet our investment criteria, subject to applicable requirements of the 1940 Act.

The Company’s investment philosophy is based on a disciplined approach of identifying promising investments in high-growth, venture-backed companies across several key industry themes, which may include, among others, Artificial Intelligence Infrastructure & Applications, Consumer Goods & Services, Software-as-a-Service, Financial Technology & Services, and Logistics & Supply Chain. Investment decisions are based on a disciplined analysis of available information regarding each potential portfolio company’s business operations, focusing on the company’s growth potential, the quality of recurring revenues, and path to profitability, as well as an understanding of key market fundamentals. Venture capital funds or other institutional investors have invested in the vast majority of companies that we evaluate. As of December 31, 2025, the Company had total investments of approximately $225.5 million, total assets of approximately $276.0 million, net assets of approximately $205.3 million, and a net asset value per share of $8.09.

Although the 2019 internalization achieved certain benefits for the Company and its stockholders, the Board and management have observed that the internal management structure has also presented certain challenges and potential limitations.

Scale and Resource Constraints. As an internally managed BDC with approximately $276 million in total assets, the Company has limited scale relative to larger investment platforms. This constrains the Company’s ability to access certain investment opportunities that require larger investments or consortium participation, maintain the breadth and depth of investment professionals necessary to source and evaluate opportunities across multiple sectors, invest in the infrastructure, technology, and compliance systems typically available to larger asset managers, and achieve operating expense efficiencies that larger platforms can realize.

Investment Sourcing Limitations. The Company’s internal investment team has a proven track record of success. However, given its relatively small team of investment professionals, the Company would benefit from greater capacity to source and evaluate the volume of investment opportunities necessary to expand upon a diversified portfolio of high-quality investments. The venture capital and growth equity markets in which the Company invests are highly competitive, and access to the most attractive investment opportunities often depends on relationships, reputation, and the ability to provide value-added support to portfolio companies.

Key Person Risk. The Company’s success is substantially dependent on the continued service of Mark D. Klein, the Company’s Chairman, Chief Executive Officer and President, and Allison Green, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary. The Externalization would seek to mitigate concentration risk around these key individuals.

In light of these factors, the Board, with the assistance of management and the Company’s legal and financial advisers, has periodically evaluated strategic alternatives available to the Company to enhance stockholder value. Beginning in late 2025, the Company’s senior management initiated discussions with Magnetar regarding a potential strategic partnership, building on the pre-existing multi-year relationship between the Company and Magnetar, which had included prior co-investments by the Company in portfolio companies such as CoreWeave and TensorWave through co-investment vehicles sponsored and managed by Magnetar or its affiliates. The Company’s senior management and Magnetar mutually agreed to explore a partnership under which the Adviser would be jointly owned by Magnetar and certain current employees of the Company and would serve as the Company’s external investment adviser. Beginning on January 26, 2026, the Board commenced a comprehensive review of the benefits of continuing to operate as an internally managed BDC, versus pursuing externalizing the Company’s management functions through a partnership with a larger asset management platform.

Given the Company’s strong performance and the positive results delivered by the Company’s management team since 2019, the Board, consistent with its goal of enhancing the Company’s platform with its existing management team rather than replacing it, determined not to conduct a formal auction or solicit competing proposals from other external asset management platforms. The Board concluded that a formal market check process would not be advisable or in the best interests of the Company and its stockholders because, among other reasons, (a) the Company’s existing multi-year collaboration with Magnetar and prior co-investment relationship provided the Board with substantial information regarding Magnetar’s investment philosophy, platform capabilities and alignment with the Company’s existing investment strategy, (b) the Magnetar platform’s particular expertise in venture-backed artificial intelligence ecosystem, technology and technology-enabled companies was, in the Board’s view, uniquely well-suited to the Company’s portfolio composition and investment strategy, (c) the proposed partnership structure would allow the Company’s existing investment team to continue managing the Company’s investment strategy and operations, preserving continuity for stockholders, and (d) a prolonged solicitation process could have introduced execution risk and potentially disrupted the Company’s existing portfolio management activities. Based on its comprehensive review, which included extensive information and materials regarding the Adviser, the Company’s current management team, Magnetar, and its affiliates, the Board and the Company’s management concluded that transitioning from an internal management structure to an external management structure through the Advisory Agreement would be advisable and in the best interests of the Company and its stockholders.

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In a series of meetings, the Board considered, among other things, (i) the Company’s management team’s and Magnetar’s qualifications, (ii) the potential benefits to the Company’s business that the Externalization could deliver as compared to the Company’s existing structure, (iii) the terms of the Advisory Agreement and the Administration Agreement, and (iv) the impact that the Externalization will have on the Company’s operating expenses.

The Company’s Management Team’s and Magnetar’s Qualifications

The Board recognized the strong performance and positive results delivered by the Company’s management team since 2019. The Company’s management team has successfully raised both equity and debt capital, made prudent investments that have enhanced stockholder value, made significant distributions, and improved the Company’s compliance function. Most recently, the Company’s management team achieved a total stockholder return of 69% in 2025, including distributions, calculated from the closing share price on the last trading day of fiscal year 2024 to the closing price on the last trading day of fiscal year 2025. The Board also assessed the Magnetar platform and the Magnetar Ventures Team. Magnetar is a multi-strategy, multi-product alternative investment platform founded in 2005 with approximately $17.8 billion in assets under management as of December 31, 2025. Magnetar operates investment platforms across alternative credit and fixed income, quantitative investing, and ventures strategies.

The Board met with certain executives of Magnetar (the “Magnetar Executives”) and discussed Magnetar’s capabilities. At a meeting of the Board, the Magnetar Executives presented to the Board regarding Magnetar’s qualifications and capabilities. The Magnetar Executives discussed Magnetar’s 20-year history and its evolution into a leading alternative credit platform. In particular, the Board was impressed with Magnetar’s investment philosophy, specifically its high level of engagement with portfolio company management teams and its willingness to provide introductions to potential customers, suppliers and other relationships in its network. This new relationship builds upon pre-existing multi-year multi-industry relationships cultivated through previous collaborations between the Company and Magnetar.

The Board believes that Magnetar has a particular expertise in investing in capital-intensive businesses, including financial and operational expertise in reducing companies’ cost of capital, managing balance sheets and structuring transactions. Magnetar’s focus is on both debt and equity investments, but its primary focus, and one of critical importance to the Board, is its alternative credit platform. A key distinguishing characteristic of the Magnetar approach is its willingness to provide strategic direction and high-level guidance in the decisions of its portfolio companies. Its understanding of the business operations of its portfolio companies, and its willingness to make equity investments to facilitate and enhance its credit platform, are key attributes of the Magnetar approach. The Magnetar Executives noted that, in addition to its well-known investment in CoreWeave, Magnetar has made a number of similar investments in companies where its operational capabilities have been a key factor in its selection as an investment partner. Not all investors, the Magnetar Executives noted, are willing to underwrite transactions that require this level of active management involvement.

The Magnetar Executives described the resources Magnetar would bring to the Company, including Magnetar’s technology-focused investment team based in Menlo Park, California, which would work through the Adviser with the Company on investment origination and portfolio company support. The Magnetar Executives also noted that Magnetar’s experience with hardware-oriented and capital-intensive technology businesses is particularly well-suited to the Company’s current and anticipated portfolio composition. The Magnetar Executives also discussed the complementary nature of Magnetar’s fund mandates, noting that Magnetar’s funds are primarily debt-focused, which would allow the Company to address equity investment opportunities that Magnetar’s other funds may not be mandated to pursue. The Board engaged in a detailed discussion with the Magnetar Executives regarding Magnetar’s allocation policies, certain of its employees’ expected involvement in the Company’s Investment Committee, and the Company’s Investment Committee’s plan to review each of the Company’s existing portfolio companies to identify opportunities for operational enhancement.

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The Potential Benefits to the Company’s Business that the Externalization Could Deliver

The Board also considered the potential benefits of the Company’s business that the Externalization could deliver as compared to the Company’s existing structure. In particular, the Board noted that the competitive environment has changed.

A number of external asset managers are now sponsoring BDCs. Because of their external management structure, these managers can offer a wider variety of resources and capabilities to prospective portfolio companies than a single purpose internally managed BDC such as the Company is able to offer. An external manager is also able to provide compensation structures designed to align the incentives of investment professionals with those of the holders of the Company’s Common Stock under the external management structure for talent recruitment and retention. The Board believes that these marketplace trends, and the limitations to which it is inherently subject as an internally managed BDC, place it at a competitive disadvantage to other similar BDCs. In particular, external managers affiliated with larger platforms, such as Magnetar, have a greater ability to spread their operating costs over a larger, more diversified asset base, which enables the funds they advise to benefit from cost savings and greater management resources. Because the Adviser will have access to Magnetar’s resources, these benefits could be available to the Company. External managers also have greater flexibility to structure employee compensation, providing them with a competitive advantage over internally managed BDCs in compensating and therefore attracting and retaining professional talent. Through its association with Magnetar and its ability to offer equity and carried-interest-based compensation arrangements not available to the Company as an internally managed BDC, the Board believes the Adviser will be better positioned to retain the Company’s existing management and, given its relatively small team of investment professionals, to supplement the Company’s existing capabilities with additional hiring of investment, operations, compliance and other professionals over time.

External advisers affiliated with larger platforms, such as the Adviser with its relationship with Magnetar, managing more than a single fund can obtain incremental market intelligence and access to deal flow resulting from additional market interactions. Magnetar’s significant industry contacts, ability to source unique transactions and extract value provides valuable resources only available through the diversification available from a larger platform like Magnetar. The Company’s management team believes that such diversification could lead to increased investment opportunities for the Company to consider. As a result, the Board believes that the Company will benefit because it, and any other funds or accounts managed by the Adviser and/or Magnetar, will, as a group, be a more desirable financing partner to portfolio companies and their sponsors who are seeking access to larger investment platforms and a variety of structuring options, including those which the Company does not currently offer. In addition, the Company, and any other funds or accounts managed by the Adviser and/or Magnetar, will, as a group, be better able to serve as a co-investment partner to close transactions including for larger deal sizes.

In addition, the Board believes that, in connection with the Externalization and subject to the adoption of the anticipated policies and procedures to ensure equitable treatment, the Company will be able to co-invest alongside other funds or accounts managed by the Adviser, Magnetar or its affiliates, or any future registered investment adviser that controls, is controlled by or is under common control with Adviser, thereby allowing the Company to develop a more diversified portfolio than would otherwise be the case as an internally-managed BDC. In that regard, the Company’s management noted that in connection with the Externalization, the Company intends to apply for and rely on co-investment exemptive relief under the 1940 Act (the “Exemptive Relief”) to permit the Company to co-invest in suitable negotiated investments alongside present and future funds advised by the Adviser or its affiliates. Any co-investments made under the Exemptive Relief would be subject to compliance with the conditions and other requirements contained therein, which are designed to ensure that the Company is treated fairly and equitably while also enabling it to participate in co-investment transactions potentially unavailable to other BDCs.

The Adviser will implement policies in connection with the Exemptive Relief to ensure that opportunities to participate in co-investment transactions are allocated in a manner that is fair and equitable to the Company and are consistent with the interests of the Company. Pursuant to the Exemptive Relief, the Company generally will be permitted to co-invest alongside certain of its affiliates if the Company and each affiliate participating in the transaction acquire, or dispose of, as the case may be, the same class of securities, at the same time, for the same price and generally with substantially the same other terms. In addition, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors may be required to make certain findings in connection with certain co-investment transactions.

Pursuant to the Exemptive Relief, any expenses associated with a co-investment transaction, to the extent not borne by the Adviser, must be shared pro rata by the participating funds based on investment size. Transaction fees (other than certain broker’s fees) received by the Adviser or an affiliate in connection with a co-investment transaction must be distributed to participants pro rata based on investment size. The Adviser and Magnetar intend to adopt written allocation policies governing the allocation of investment opportunities among the Company and Magnetar’s other funds and accounts, which will generally be based on available capital and will be subject to any applicable co-investment exemptive relief.

Potential Drawbacks of the Externalization

Although the Board believes that the Externalization is in the best interests of the Company and its stockholders, stockholders should carefully consider the following potential drawbacks of the Externalization in evaluating the Advisory Agreement Proposal:

●	Introduction of Advisory Fees Not Previously Borne by the Company. Following the Externalization, the Company will pay the Adviser a Base Management Fee and, with respect to Eligible Investments, an Incentive Fee (consisting of the Income-Based Fee and the Capital Gains Fee), in each case as described under “– Terms of the Advisory Agreement and the Administration Agreement.” The Company does not currently pay any such advisory fees as an internally managed BDC. Although the Company’s existing portfolio of Pre-Existing Investments is excluded entirely from the Incentive Fee calculation, the Base Management Fee will be calculated based on the Company’s gross assets (including Pre-Existing Investments) and will be payable from and after the Effective Date. In addition, as the Company’s portfolio shifts over time to include a larger proportion of Eligible Investments, the aggregate fees payable to the Adviser may increase as the Incentive Fees payable by the Company pursuant to the terms of the Advisory Agreement increase.

●	Conflicts of Interest. The Externalization may give rise to certain conflicts of interest not present under the Company’s current internally managed structure, including conflicts relating to (i) the economic interests of the Company’s executive officers in the Adviser as joint owners with the Magnetar JV Entity, (ii) the Adviser’s ability to provide investment management services to other clients and to sponsor other products in the future, and (iii) the Adviser’s discretion in determining the timing and composition of investments and dispositions, which may influence the amount and timing of the Incentive Fee payable to the Adviser. See “– Conflicts of Interest Relating to the Externalization” below for additional information regarding potential conflicts of interest.

●	Loss of Direct Employment Relationship. Following the Externalization, the Company will have no employees, and all persons providing investment management, administrative and compliance services to the Company will be employees of the Adviser, the Administrator or their affiliates. As a result, the Company will not directly determine the compensation, retention or allocation of time of the Adviser’s investment professionals. Instead, the Company will rely on its contractual rights under the Advisory Agreement and the Administration Agreement, and the Board’s ongoing oversight of the Adviser, including the annual approval process applicable to the Advisory Agreement under Section 15(c) of the 1940 Act.

●	Anticipated Benefits May Not Be Realized. There can be no assurance that the anticipated benefits of the Externalization will be realized. The projected near-term expense savings set forth under “– Comparison of Fiscal Year 2025 Operating Expenses and Pro Forma Operating Expenses under Advisory Agreement and Administration Agreement” are based on assumptions about the Company’s asset base, portfolio composition and overhead allocations that may not prove correct. The anticipated sourcing, due diligence and co-investment benefits from the Company’s relationship with Magnetar depend on factors outside the Company’s control, and the Company’s ability to grow depends on market and other factors outside of the Company’s control.

●	Ongoing Fees Compared to Historical Compensation Expense. The Base Management Fee is a fixed percentage of gross assets, and unlike employee compensation under an internally managed structure, is not subject to year-over-year adjustment based on Company performance or discretionary bonus decisions made by the Compensation Committee. Accordingly, in periods of declining asset values or poor investment performance, the aggregate fees payable to the Adviser may be higher than the compensation the Company would have paid to investment personnel under its internally managed structure.

After considering the foregoing potential drawbacks, the Board concluded that, on the totality of the information presented, the expected benefits of the Externalization outweigh the potential drawbacks. See “– Board Approval of the Advisory Agreement” below for a further description of the Board’s consideration of the countervailing factors.

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Conflicts of Interest Relating to the Externalization

Stockholders should be aware that certain executive officers and employees of the Company have interests in the Externalization that could differ from the interests of the Company’s stockholders. These differing interests, which are summarized below, could present a conflict of interest between the Company and its executive officers.

The Company’s Executive Officers’ Ownership Interests in the Adviser and Negotiation of the Advisory Agreement. The Company’s current executive officers, including Mark D. Klein and Allison Green, were involved in negotiating the terms of the Advisory Agreement with the Board, and the structure of the joint venture arrangement with Magnetar pursuant to which the Adviser was formed. Following the Externalization, the Company’s executive officers will cease to be employees of the Company and will become employees of the Adviser. In addition, certain of the Company’s officers and employees will own, together with the Magnetar JV Entity, the Adviser. As a result, the Company’s executive officers have personal economic interests tied to the terms of the Advisory Agreement and the related arrangements among the Company, the Adviser and Magnetar. A portion of the fees payable by the Company to the Adviser under the Advisory Agreement will inure to the benefit of the Company’s current executive officers and employees because they will be equity owners and/or employees of the Adviser.

Transaction-Related Compensation. In connection with the Externalization, the Compensation Committee approved, contingent upon stockholder approval of the Advisory Agreement Proposal, transaction-related cash bonuses and restricted share grants for Mr. Klein and Ms. Green. Following such stockholder approval, each Company Restricted Share outstanding (including any shares held by Mr. Klein, Ms. Green and the Independent Directors) will become fully vested, subject to lock-up agreements that correspond to each share’s original vesting schedule. The amounts and terms of these awards, and the related vesting and lock-up arrangements, are described under “– Compensation of Management” and “Information About Principal Executive Officers and Directors – Interests of Persons Related to the Company.” These arrangements provide Mr. Klein, Ms. Green and other recipients of Company Restricted Shares with financial interests tied to the consummation of the Externalization that may differ from the interests of stockholders.

Adviser’s Non-Exclusive Services; Time, Effort and Other Products. The Advisory Agreement does not require the Adviser to provide investment management services to the Company on an exclusive basis. Although the Adviser does not currently advise other clients or sponsor other products that would compete with the Company for investment opportunities, it may in the future sponsor or advise other investment vehicles, including other BDCs, private funds, separately managed accounts and registered investment companies. In such circumstances, the investment professionals employed by the Adviser (including the Company’s current executive officers) may devote a portion of their time, attention and effort to such other activities, potentially creating conflicts regarding the allocation of time, resources and investment opportunities.

The Board considered these conflicts of interest in its evaluation of the Advisory Agreement, and the Independent Directors, acting separately and advised by their independent legal counsel, determined that the terms of the Advisory Agreement are reasonable and fair and in the best interests of the Company and its stockholders. See “– Board Approval of the Advisory Agreement” below.

Terms of the Advisory Agreement and the Administration Agreement

The following description is qualified in its entirety by reference to the form of proposed Advisory Agreement attached hereto as Appendix A.

Under the terms of the Advisory Agreement, the Adviser will manage the investment and reinvestment of the Company’s assets in accordance with the Company’s investment objective, policies and restrictions, and, without limiting the generality of the foregoing:

(i)	determine the composition of the portfolio of the Company, the nature and timing of the changes therein and implement investment decisions, including the execution of investment, portfolio, and capital allocation strategies;

(ii)	identify, evaluate and negotiate investments made by the Company;

(iii)	close, monitor and service the Company’s investments;

(iv)	determine the securities and other assets that the Company will purchase, retain, or sell;

(v)	assist the Board with its valuation obligations with respect to the Company’s assets;

(vi)	direct investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Company as requested by the Company, from time to time;

(vii)	perform due diligence on prospective portfolio companies;

(viii)	exercise voting rights in respect of the Company’s portfolio securities and other investments;

(ix)	serve on, and exercise observer rights for, boards of directors and similar committees of the Company’s portfolio companies; and

(x)	provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Adviser’s services under the Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Under the Advisory Agreement, the Company would pay the Adviser a fee for its investment advisory and management services consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”).

Base Management Fee

The Base Management Fee under the Advisory Agreement shall be calculated at an annual rate of 1.75% of the Company’s gross assets, payable monthly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Management Fee for any partial month or quarter will be appropriately pro-rated.

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Incentive Fee

Importantly, no Incentive Fee will be payable with respect to the Company’s existing portfolio of investments. The Incentive Fee payable under the Advisory Agreement will consist of two parts: (1) a portion based on the Company’s Pre-Incentive Fee Net Investment Income (as defined below) (the “Income-Based Fee”) and (2) a portion based on the Company’s realized capital gains, calculated on an investment-by-investment basis for each Eligible Investment, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, in each case calculated from the date on which the Advisory Agreement becomes effective on July 1, 2026 (the “Effective Date”), less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”). An “Eligible Investment” is any investment made by the Company on or after the Effective Date (“New Investments”). Investments held by the Company prior to the Effective Date (“Pre-Existing Investments”) shall not constitute Eligible Investments and shall be excluded entirely from any Incentive Fee calculation. Pre-Existing Investments shall not be included in any cumulative, “high-water mark,” or similar netting calculation used to determine the Capital Gains Fee or any other component of the Incentive Fee.

Income-Based Fee

The Income-Based Fee will be calculated as follows for each quarter from and after the date of the Advisory Agreement:

●	no Income-Based Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined below) does not meet or exceed the quarterly preferred return of 1.75% (7.00% on an annualized basis);

●	100.00% of the Pre-Incentive Fee Net Investment Income that exceeds 1.75%, referred to as the quarterly hurdle rate (equivalent to 7.00% on an annualized basis), but is less than 2.1875%, referred to as the upper-level breakpoint (equivalent to 8.75% on an annualized basis);

●	20.00% of Pre-Incentive Fee Net Investment Income in excess of 2.1875% (equivalent to 8.75% on an annualized basis).

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from any Eligible Investment) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding indebtedness, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero-coupon securities), accrued income that the Company has not yet received in cash. Because Pre-Incentive Fee Net Investment Income includes accrued-but-not-yet-received-in-cash income of the types described in the preceding sentence, the Company may be required to pay the Income-Based Fee with respect to income that the Company has accrued but has not yet received in cash. If the Company does not have sufficient liquid assets to pay the Income-Based Fee accrued in a particular quarter, the Company may be required to liquidate investments, including at times and at prices that are disadvantageous to the Company, in order to generate the cash necessary to fund payment of the Income-Based Fee. The Adviser will not be obligated to return to the Company the Incentive Fee it receives on payment-in-kind interest that is later determined to be uncollectible in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Quarterly Income Incentive Fee

Pre-incentive fee net investment income

(expressed as a percentage of the value of net assets)

Percentage of pre-incentive fee net investment income

allocated to the Adviser

Examples of Income Based Fee

General Assumptions:

●	Hurdle rate = 1.75% per quarter (7.00% annualized)
●	Catch-up rate = 2.1875% per quarter (8.75% annualized)
●	Base management fee = 0.4375% per quarter (1.75% annualized)
●	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20% per quarter

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Scenario 1

Additional Assumptions:

●	Investment income (including interest, dividends, fees, etc.) = 1.25% per quarter

Calculations:

●	Pre-Incentive Fee net investment income = (investment income – (base management fee + other expenses))
●	Pre-Incentive Fee net investment income = (1.25% − (0.4375% + 0.20%))
●	Pre-Incentive Fee net investment income = 0.6125%

Pre-Incentive Fee net investment income does not exceed hurdle rate of 1.75%, therefore there is no Income Based Fee.

Scenario 2

Additional Assumptions:

●	Investment income (including interest, dividends, fees, etc.) = 2.50% per quarter

Calculations:

●	Pre-Incentive Fee net investment income = (investment income – (base management fee + other expenses))
●	Pre-Incentive Fee net investment income = (2.50% − (0.4375% + 0.20%))
●	Pre-Incentive Fee net investment income = 1.8625%

Pre-Incentive Fee net investment income of 1.8625% exceeds the hurdle rate of 1.75% but is less than the catch-up rate of 2.1875%.

●	Incentive Fee = 100.00% × (Pre-Incentive Fee net investment income – hurdle rate)
●	Incentive Fee = 100.00% × (1.8625% – 1.75%)

Income Based Fee = 0.1125%

Scenario 3

Additional Assumptions:

●	Investment income (including interest, dividends, fees, etc.) = 3.25% per quarter

Calculations:

●	Pre-Incentive Fee net investment income = (investment income – (base management fee + other expenses))
●	Pre-Incentive Fee net investment income = (3.25% − (0.4375% + 0.20%))
●	Pre-Incentive Fee net investment income = 2.6125%

Pre-Incentive Fee net investment income of 2.6125% exceeds the catch-up rate of 2.1875%.

●	Incentive Fee = 100.00% × (catch-up rate – hurdle rate) + 20.00% × (Pre-Incentive Fee net investment income – catch-up rate)
●	Incentive Fee = 100.00% × (2.1875% – 1.75%) + 20.00% × (2.6125% – 2.1875%)
●	Incentive Fee = 0.4375% + 0.0850%

Income Based Fee = 0.5225%

Capital Gains Fee

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), and will equal the lesser of (i) 20.00% of the Company’s realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis for each Eligible Investment, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, and (ii) 20.00% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s investment in an Eligible Investment through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fee. Each year, the fee paid for the Capital Gains Fee will be net of the aggregate amount of any previously paid Capital Gains Fee for prior periods. The Company will accrue, but will not pay, a Capital Gains Fee with respect to unrealized appreciation because a Capital Gains Fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. Notwithstanding the foregoing, the Capital Gains Fee shall be calculated solely with respect to realized capital gains and realized capital losses from Eligible Investments. Realized capital gains, realized capital losses, and unrealized capital depreciation attributable to investments held by the Company prior to the Effective Date shall be excluded entirely from the calculation of the Capital Gains Fee.

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Examples of Capital Gains Fee

Scenario 1

Assumptions:

●	Hurdle rate = 7.00% non-compounded annual rate of return
●	Hurdle rate = (purchase price) × (7.00% × (days owned/365))
●	Catch-up rate = 8.75% non-compounded annual rate of return
●	Catch-up rate = (purchase price) × (8.75% × (days owned/365))

Year 1:	$20,000,000 investment made on March 15 in Company A (“Investment A”), and $30,000,000 investment made on February 1 in Company B (“Investment B”)

Year 2:	Investment A is sold on September 15 for $25,000,000, and fair market value (“FMV”) of Investment B is determined to be $28,000,000

Year 3:	FMV of Investment B is determined to be $28,000,000

Year 4:	Investment B is sold on March 1 for $38,000,000

Calculations:

Year 1: None

Year 2: $600,000 Capital Gains Fee, calculated as follows:

●	Hurdle rate for Investment A = ($20,000,000) × (7.00% × (550 days / 365))
●	Hurdle rate for Investment A = $2,109,589

●	Catch-up rate for Investment A = ($20,000,000) × (8.75% × (550 days / 365))
●	Catch-up rate for Investment A = $2,636,986

●	Incentive fee on Investment A = 20.00% × $5,000,000 (since the hurdle rate has been satisfied and the catch up has been fully achieved)
●	Incentive fee on Investment A = $1,000,000

●	Maximum incentive fee = 20.00% × (cumulative realized capital gains – (cumulative realized losses + cumulative net unrealized depreciation)) – (previously paid incentive fees)
●	Maximum incentive fee = 20.00% × ($5,000,000 - $2,000,000 (unrealized depreciation on Investment B))
●	Maximum incentive fee = 20.00% × $3,000,000
●	Maximum incentive fee = $600,000

Incentive fee paid = $600,000 (because the incentive fee payable on Investment A exceeds the maximum incentive fee, the maximum incentive fee applies)

Year 3: None

Year 4: $1,533,151 Capital Gains Fee, calculated as follows:

●	Hurdle rate for Investment B = ($30,000,000) × (7.00% × (1,124 days / 365))
●	Hurdle rate for Investment B = $6,466,849

●	Catch-up rate for Investment B = ($30,000,000) × (8.75% × (1,124 days / 365))
●	Catch-up rate for Investment B = $8,083,562

●	Incentive fee on Investment B = 100.00% × ($8,000,000 – $6,466,849 (since the hurdle rate has been satisfied, but the catch up has not been fully achieved))
●	Incentive fee on Investment B = $1,533,151

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●	Maximum incentive fee = 20.00% × (cumulative realized capital gains – (cumulative realized losses + cumulative net unrealized depreciation)) – (previously paid incentive fees)
●	Maximum incentive fee = (20.00% × $13,000,000) – ($600,000 (previously paid incentive fees))
●	Maximum incentive fee = $2,000,000

Incentive fee paid = $1,533,151 (because the incentive fee payable on Investment B does not exceed the maximum incentive fee)

Scenario 2

Assumptions:

●	Hurdle rate = 7.00% non-compounded annual rate of return
●	Hurdle rate = (purchase price) × (7.00% × (days owned/365))
●	Catch-up rate = 8.75% non-compounded annual rate of return
●	Catch-up rate = (purchase price) × (8.75% × (days owned/365))

Year 1:	$20 million investment made on March 15 in Company A (“Investment A”), $30 million investment made on February 1 in Company B (“Investment B”), and $25 million investment made on September 1 in Company C (“Investment C”)

Year 2:	Investment A is sold on September 15 for $50 million, FMV of Investment B is determined to be $25 million, and FMV of Investment C is determined to be $25 million

Year 3:	FMV of Investment B is determined to be $27 million and Investment C is sold on March 1 for $30 million

Year 4:	FMV of Investment B is determined to be $35 million

Year 5:	Investment B is sold on December 1 for $20 million

Calculations

Year 1: None

Year 2: $5,000,000 Capital Gains Fee, calculated as follows:

●	Hurdle rate for Investment A = ($20,000,000) × (7.00% × (550 days / 365))
●	Hurdle rate for Investment A = $2,109,589

●	Catch-up rate for Investment A = ($20,000,000) × (8.75% × (550 days / 365))
●	Catch-up rate for Investment A = $2,636,986

●	Incentive fee on Investment A = 20.00% × $30,000,000 (since the hurdle rate has been satisfied and the catch up has been fully achieved)
●	Incentive fee on Investment A = $6,000,000

●	Maximum incentive fee = 20.00% × (cumulative realized capital gains – (cumulative realized losses + cumulative net unrealized depreciation)) – (previously paid incentive fees)
●	Maximum incentive fee = 20.00% × ($30,000,000 - $5,000,000 (unrealized depreciation on Investment B))
●	Maximum incentive fee = $5,000,000

Incentive fee paid = $5,000,000 (because the incentive fee payable on Investment A exceeds the maximum incentive fee, the maximum incentive fee applies)

Year 3: $1,000,000 Capital Gains Fee, calculated as follows:

●	Hurdle rate for Investment C = ($25,000,000) × (7.00% × (547 days / 365))
●	Hurdle rate for Investment C = $2,617,808

●	Catch-up rate for Investment C = ($25,000,000) × (8.75% × (547 days / 365))
●	Catch-up rate for Investment C = $3,278,425

●	Incentive fee on Investment C = 20.00% × $5,000,000 (since the hurdle rate has been satisfied and the catch up has been fully achieved)
●	Incentive fee on Investment C = $1,000,000

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●	Maximum incentive fee = 20.00% × (cumulative realized capital gains – (cumulative realized losses + cumulative net unrealized depreciation)) – (previously paid incentive fees)
●	Maximum incentive fee = 20.00% × ($35,000,000 - $3,000,000 (unrealized depreciation on Investment B)) – ($5,000,000 (previously paid incentive fees))
●	Maximum incentive fee = $1,400,000

Incentive fee paid = $1,000,000 (because the incentive fee payable on Investment C does not exceed the maximum incentive fee)

Year 4: None

Year 5: None

Payment of Our Expenses under the Advisory and Administration Agreements

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to the Company, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. The Company will bear an allocable portion of the compensation paid by the Adviser, the Administrator or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs). The Company will also bear all other costs and expenses of its operations, administration and transactions, including, but not limited to (i) investment advisory fees, including the Base Management Fees and Incentive Fees, to the Adviser, pursuant to the Advisory Agreement; (ii) the Company’s allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Advisory Agreement, and (iii) all other expenses of the Company’s operations and transactions including, without limitation, those relating to:

(i)	the cost of the Company’s organization and any offerings;

(ii)	the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;

(iii)	the cost of effecting any sales and repurchases of Company’s Common Stock and other securities;

(iv)	expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on its prospective portfolio companies;

(v)	administration fees payable under the Administration Agreement between the Company and the Administrator and any sub-administration agreements, including related expenses;

(vi)	interest payable on debt, if any, and other costs of borrowings or other financing arrangements;

(vii)	costs of hedging;

(viii)	an allocable portion of the compensation paid by the Adviser, the Administrator, or their affiliates to the Company’s chief compliance officer and chief financial officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs);

(ix)	expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights;

(x)	transfer agent and custodial fees;

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(xi)	fees and expenses associated with marketing efforts;

(xii)	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;

(xiii)	federal and state registration fees;

(xiv)	all costs of registration and listing the Company’s shares on any securities exchange;

(xv)	stock exchange listing fees and fees payable to rating agencies;

(xvi)	U.S. federal, state and local taxes;

(xvii)	Independent Directors’ fees and expenses including certain travel expenses;

(xviii)	costs of preparing and filing reports or other documents required by the SEC;

(xix)	the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs);

(xx)	the Company’s allocable portion of the fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

(xxi)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff;

(xxii)	fees and expenses associated with independent audits, outside legal and consulting costs;

(xxiii)	costs incurred by either the Administrator or the Company in connection with administering the Company’s business, including payments under the Administration Agreement for administrative services that will be equal to an amount that reimburses the Administrator for its costs and expenses;

(xxiv)	the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including, rent, technology systems, insurance, the compensation of the Administrator’s personnel and related expenses;

(xxv)	the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;

(xxvi)	extraordinary expenses (such as litigation or indemnification); and

(xxvii)	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

Indemnification under Advisory Agreement

The Advisory Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser (collectively, the “Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company.

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Duration and Termination of Advisory Agreement

The Advisory Agreement will remain in effect for two years after the date it is signed. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s Independent Directors, in either case, in accordance with the requirements of the 1940 Act. The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by: (a) vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Notwithstanding the termination or expiration of the Advisory Agreement, the Adviser will be entitled to any amounts owed as payment of the Base Management Fees and the Incentive Fees through the date of termination or expiration.

Terms of the Administration Agreement

The following description is qualified in its entirety by reference to the form of Administration Agreement.

Upon effectiveness of the Advisory Agreement, the Company will enter into an Administration Agreement with the Administrator. Under the terms of the Administration Agreement, the Administrator has agreed to perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, the provision of office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. The Administrator will also, on behalf of the Company and subject to the Board’s approval, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator will make reports to the Board regarding its performance of the obligations under the Administration Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it will determine to be desirable.

The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement (including rent, technology systems, insurance, and the compensation of the Administrator’s personnel and related expenses) for the Company’s use. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for the Company by such affiliate or third party.

Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including the Company’s allocable portion of the compensation paid to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staff who provide services to the Company. The Board, including the Independent Directors, will review the general nature of the services provided by the Administrator as well as the related cost to the Company for those services and consider whether the cost is reasonable in light of the services provided.

The Administration Agreement has been approved by the Board and will commence on the same date as the Advisory Agreement and remain in effect for two years, and thereafter will continue automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board; and (ii) the vote of a majority of the Company’s directors who are not parties to the Administration Agreement or “interested persons” of any such party, in accordance with the requirements of the 1940 Act.

The Administration Agreement may be terminated at any time, without payment of any penalty, by vote of the Board, by the holders of a majority of the Company’s outstanding voting securities, or by the Administrator, upon 60 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.

The Impact that the Externalization Will Have on the Company’s Operating Expenses

The Company’s management and the Board held extensive discussions regarding the Company’s current expenses and how such expenses would be impacted by the Externalization. The Company’s analysis included a description of the Company’s historical expenses, which included a detailed breakdown of the following expenses currently incurred by the Company: (i) employee compensation; (ii) rent and office expenses; (iii) Independent Director fees; (iv) compliance consulting and related costs; (v) independent executive compensation consultant; (vi) accounting and administrative expenses; (vii) legal fees; (viii) audit and tax fees; (ix) insurance costs; (x) portfolio valuation costs; (xi) listing and custodial fees; (xii) investor relations expenses; (xiii) taxes and regulatory fees; and (xiv) Board and employee travel and related expenses.

The Board and the Company’s management held in-depth discussion about the historical expenses, noting that the majority of the line item expenses would remain the same regardless of whether the Company remained internally managed or if it completed the Externalization. The material difference between the two structures related to executive and employee compensation. As an internally managed BDC, the Company bears all of the expenses associated with the compensation of all of the Company’s employees, which includes (i) a base salary; (ii) an annual cash and additional cash bonuses; (iii) grants of restricted shares under the Second Amended and Restated 2019 Equity Incentive Plan; and (iv) other benefits (i.e., health insurance and other benefits). The Board was advised that if the Externalization is consummated, the Company would no longer have any employees. Instead, all of the Company’s investment personnel will be employees of the Adviser, and the Adviser will in turn compensate the investment personnel. The Company will incur the cost of the management fees under the Advisory Agreement and the fees under the Administration Agreement. As noted above, this will include an allocable portion of the compensation paid by the Adviser, the Administrator or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs).

Based on an analysis of Company’s expected expenses and the terms of the Advisory Agreement and the Administration Agreement, the Board concluded that the Company’s expenses would, in the near term, decrease following the Externalization. The Board based this conclusion on the assumption that the Company would incur the base management fees payable under the Advisory Agreement and the expenses set forth in the Administration Agreement. Given that the Advisory Agreement does not contemplate an incentive fee on the Company’s existing portfolio, the Company will not incur an incentive fee on any portion of any realized gains achieved on the existing portfolio. The foregoing analysis is described in greater detail in the table below.

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Comparison of Fiscal Year 2025 Operating Expenses and Pro Forma Operating Expenses under Advisory Agreement and Administration Agreement

The table below compares the compensation expenses (“Compensation Expenses”) and general and administrative expenses incurred by the Company as an internally managed BDC in the year ended December 31, 2025, to the pro forma annual advisory fees and administrative expenses calculated as if the Advisory Agreement and Administration Agreement had been in place for the year ended December 31, 2025.

Annual Compensation Expenses, General and Administrative Expenses, and Advisory Fees (as a percentage of total assets)	Existing Internally Managed Cost Structure(1)	New Advisory Agreement and Administration Agreement		Difference

Compensation Expenses	3.43%	—		(3.43)%
General and Administrative Expenses	1.55%	2.46	%(2)	0.91%
Base Management Fee	—	1.75%		1.75%
Incentive Fees	—	0.00	%(3)	0.00%

Total(4)	4.98%	4.21%		(0.77)%

(1)	Assumes approximately $257.3 million in average total assets, calculated based on quarterly total assets as reported in the Company’s 2025 Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively.

(2)	Includes an overhead allocation related to the compensation of the CEO, CFO and financial operations team, which under the internally managed structure is included within Compensation Expenses and under the Administration Agreement is included within fund expenses.

(3)	Under the Advisory Agreement, Incentive Fees are calculated solely with respect to “Eligible Investments,” which are defined as investments made by the Company on or after the effective date of the Advisory Agreement. The Company’s existing portfolio of investments, which pre-dates the Advisory Agreement, is excluded entirely from the Incentive Fee calculation. Accordingly, no Incentive Fees will be payable on the Pre-Incentive Fee Net Investment Income or capital gains attributable to the Company’s existing portfolio. Even if Incentive Fees were payable under the Advisory Agreement with respect to the Company’s existing portfolio investments, no Incentive Fees would have been payable by the Company to the Adviser for the year ended December 31, 2025, because the Company did not have sufficient Pre-Incentive Fee Net Investment Income to surpass the hurdle rate, nor did the company exit any investments that would have triggered the Capital Gains Fee.

(4)	The comparison above is based on the Company’s operating expenses for the fiscal year ended December 31, 2025 and the estimated pro forma operating expenses under the Advisory Agreement and Administration Agreement. Based on this analysis, the externalization is expected to result in annual expense savings of approximately 0.77% of average total assets compared to the current internal management structure. Actual savings, if any, may vary based on the Company’s actual asset levels, overhead allocation, and other factors.

The pro forma comparison above is based on the Company’s fiscal year 2025 operating expenses and reflects the fact that the Advisory Agreement does not apply the Incentive Fee to Pre-Existing Investments. Accordingly, the “Incentive Fees” line item is shown as 0.00% for the pro forma presentation. Stockholders should be aware, however, that this 0.00% figure is a function of the composition of the Company’s portfolio at the time of the Externalization and is not expected to remain 0.00% over the longer term. Over time, as the Company raises additional capital and makes new investments, and as Pre-Existing Investments are sold, exited, redeemed or otherwise disposed of, a portion of the proceeds from such dispositions could be redeployed into new investments. Any new investments will be subject to the Incentive Fee. As the proportion of the Company’s portfolio represented by Eligible Investments increases relative to the proportion represented by Pre-Existing Investments, the Incentive Fee payable to the Adviser is expected to increase from the pro forma 0.00% shown in the table above. The rate at which this shift occurs depends on a number of factors, including the liquidity profile of the Pre-Existing Investments, the Company’s future capital raising activity, the pace at which the Adviser deploys new capital, and the Adviser’s determination, following the Effective Date, whether any Pre-Existing Investments should be sold or otherwise restructured in order to optimize the Company’s portfolio composition.

The Company has not determined a specific range of Pre-Existing Investments that may be sold in the near term following the Externalization, and the Adviser’s determinations regarding dispositions of Pre-Existing Investments are expected to be made from time to time consistent with the Company’s investment objective. The Company’s investment strategy has historically emphasized equity investments in rapidly growing private companies, which are generally held until an exit event (such as an initial public offering or sale of the portfolio company) rather than actively traded. Stockholders should be aware that decisions by the Adviser to dispose of Pre-Existing Investments and redeploy the proceeds into Eligible Investments would, over time, be expected to result in an increase in the Incentive Fee payable to the Adviser relative to the pro forma figures shown in the table above. Because the timing and extent of any such dispositions and redeployments will depend on future market conditions and the Adviser’s judgment, the Company is not able to predict with specificity the impact of such activity on the Company’s fees and expenses in the near term.

Stockholders should be aware that the table shown above reflects the Company’s actual fiscal year 2025 financial results, which included a net investment loss, and is not necessarily indicative of future periods. The actual amount of Income-Based Fee payable to the Adviser in any future period will depend on a number of factors, including the composition of the Company’s portfolio attributable to Pre-Existing Investments and Eligible Investments, the Company’s actual Pre-Incentive Fee Net Investment Income from Eligible Investments, and the other terms of the Advisory Agreement.

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Comparison of Historical Executive Compensation to Estimated Advisory Fee Payable to the Adviser

To facilitate stockholder comparison of the cost of the Company’s current internally managed structure to the cost of the Externalization, the table below compares (i) the fiscal year 2025 compensation paid by the Company to its named executive officers, (ii) general and administrative fees and (iii) the estimated pro forma annual Base Management Fee that would be payable to the Adviser under the Advisory Agreement, based on the Company’s average total assets for fiscal year 2025 of approximately $257.3 million. Because the Incentive Fee will apply only to Eligible Investments and no Eligible Investments will exist at the Effective Date, no Incentive Fee is reflected in the table below.

Item	Fiscal Year Ended December 31, 2025 (Internally Managed)	Pro Forma Annual (Externally Managed)

Total compensation paid to Mark D. Klein (base salary, annual cash bonus, restricted share grants and other benefits)	$6,733,734	—
Total compensation paid to Allison Green (base salary, annual cash bonus, restricted share grants and other benefits)	$1,884,596	—
General and Administrative Expenses	$3,985,013	$6,335,013	(1)
Estimated annual Base Management Fee payable to the Adviser (1.75% of $257.3 million average total assets)	—	$4,503,458
Estimated initial annual Incentive Fee payable to the Adviser (0.00% on Pre-Existing Investments at the Effective Date)	$—	$0.00

(1)	This figure is based on the Company’s operating expenses for the fiscal year ended December 31, 2025, and the estimated pro forma operating expenses under the Advisory Agreement and Administration Agreement. Pursuant to the terms of the Administration Agreement, the Company will pay an allocable portion of the compensation paid by the Adviser, the Administrator, or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs).

Stockholders are cautioned that the foregoing comparison is provided for illustrative purposes only. Executive compensation under the Company’s internally managed structure has historically included discretionary components subject to year-over-year adjustment by the Compensation Committee, whereas the Base Management Fee under the Advisory Agreement is a contractual fee calculated as a fixed percentage of the Company’s gross assets. The estimated Base Management Fee set forth above is based on the Company’s fiscal year 2025 average total assets and does not reflect changes that may occur in the Company’s asset base following the Externalization. As the Company’s portfolio shifts over time to include a larger proportion of Eligible Investments, the Incentive Fee payable to the Adviser is expected to increase relative to the $0 initial figure.

Compensation of Management

In recognition of the Company’s continued overall performance, including the Company’s management team’s achievement of a total stockholder return of 69% in 2025 (including distributions), calculated from the closing share price on the last trading day of fiscal year 2024 to the closing price on the last trading day of fiscal year 2025, the Company’s Compensation Committee held several meetings to discuss the appropriate compensation that the Company should pay to the Company’s management team in light of the management team’s leadership, execution, and contributions to the Company’s growth and positioning. In doing so, the Compensation Committee considered the management team’s role in overseeing and enhancing the Company’s existing investment portfolio, advancing the Externalization, attracting a partner of Magnetar’s caliber, and undertaking the significant work necessary to position the Company for continued growth. The Compensation Committee also considered the benefits of the proposed Advisory Agreement and the broader strategic value expected to result from the Externalization for the Company and its stockholders.

Based on the foregoing, at a meeting held April 2, 2026, the Compensation Committee approved the following:

●	a grant of 350,000 restricted shares (with any aggregate income tax liability to be paid by the Company) to Mark D. Klein, the Company’s Chairman, President and Chief Executive Officer;
●	a grant of 60,000 restricted shares (with any aggregate income tax liability to be paid by the Company) to Allison Green, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary;
●	a cash bonus of $850,000 to Mark D. Klein; and
●	a cash bonus of $500,000 to Allison Green.

The foregoing compensation will be paid only if the Advisory Agreement Proposal is approved by the Company’s stockholders. With respect to the compensation value of the restricted shares, such shares will have a value equal to the number of restricted shares granted, multiplied by the closing price per share of the Company’s Common Stock on the date that such restricted shares vest. In summary, the total compensation paid to Mr. Klein and Ms. Green will include the value of the restricted shares granted to each of them, the total amount of the tax liability attributable to such restricted shares paid by the Company on their behalf, and their respective cash bonuses.

The 1940 Act generally does not permit externally managed investment companies and BDCs to issue or have outstanding options or restricted stock granted to directors and employees, except under limited circumstances. On a date following the approval by the stockholders of the Advisory Agreement and before the date on which the Advisory Agreement becomes effective, each Company Restricted Share outstanding, including the grants of restricted shares noted above, shall become fully vested. However, each such Company Restricted Share will be subject to a lock-up agreement between the Company and the holder of such Company Restricted Share that will tie to its original vesting schedule. The Company Restricted Shares generally vest ratably over three years from the grant date, and all underlying shares are entitled to dividends and voting rights beginning on the grant date. Each of Mark D. Klein and Allison Green will enter into lock-up agreements that will restrict their ability to sell any shares of the Company’s Common Stock received in connection with a grant of any Company Restricted Shares.

Investment by Magnetar

In connection with the approval of the Advisory Agreement by the Company’s stockholders and the resultant Externalization, an affiliate of the Magnetar JV Entity will agree to invest $20,000,000 in the Company (the “Magnetar Investment”). The form of the Magnetar Investment will depend on the occurrence of certain events as described below. Subject to certain exceptions, if, prior to the Externalization, the Company issues shares of its Common Stock to third parties for aggregate cash proceeds of at least $230,000,000 (the “Qualified Fundraising”), then the Magnetar Investment would occur following the Qualified Fundraising and would be in the form of a purchase of the Company’s Common Stock. If the Qualified Fundraising does not occur prior to the Externalization, then the Magnetar Investment would occur following the Externalization in the form of a convertible promissory note issued by the Company to such Magnetar affiliate (the “Note”). The Note would be automatically convertible into shares of the Company’s Common Stock in connection with the Qualified Fundraising. If the Qualified Fundraising does not occur within three years of the Externalization, the Company would be obligated to repay to such Magnetar affiliate all outstanding principal and interest under the Note.

Board Approval of the Advisory Agreement

At an in-person meeting of the Board held on April 2, 2026, the Board, including all of the Independent Directors, unanimously approved the Advisory Agreement, contingent upon obtaining Company stockholder approval of the Advisory Agreement. In evaluating the Advisory Agreement, the Board, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by the Adviser and its affiliates, at the request of the Board. Those materials included information regarding the Adviser and its affiliates, their personnel, their investment management process, accounts with similar strategies, the Adviser’s and Magnetar’s investment philosophy, historical performance and the expected operation of the Company’s business going forward.

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The Independent Directors of the Board then met separately, without any interested persons present, to consider the Advisory Agreement. The Independent Directors were advised by Alston & Bird LLP, their independent legal counsel, in connection with their evaluation of the Advisory Agreement under the standards applicable to investment advisory agreements pursuant to Section 15(c) of the 1940 Act, including the factors articulated in Gartenberg v. Merrill Lynch Asset Management, Inc. The Independent Directors considered, among other things, the nature and quality of the services to be provided by the Adviser, the reasonableness and fairness of the proposed fee structure relative to industry peers, the anticipated profitability to the Adviser, and the extent of any potential economies of scale, and concluded that the terms of the Advisory Agreement are reasonable and fair and in the best interests of the Company and its stockholders.

In reviewing the Advisory Agreement, the Board considered the following matters and reached the following conclusions:

●	Nature, Extent and Quality of Investment Advisory Services. The Board considered the nature, extent and quality of the investment advisory services to be provided by the Adviser to the Company after the closing of the Externalization. The Board interviewed key management personnel of Magnetar and conducted an extensive evaluation of its credit platform and its strategic importance to the Company. The Board reviewed the expected resources of the Adviser and the composition and experience of the Adviser’s and Magnetar’s investment professionals. It considered the collective operational, business, and industry expertise of these investment professionals, and it concluded that the nature, quality and extent of the services to be provided to the Company by the Adviser after the Externalization are appropriate and that the Company is likely to benefit from the provision of these services. It also concluded that the Adviser will have strong proprietary origination capability, significant industry contacts, a rigorous approach to due diligence, and will have sufficient personnel, with the appropriate experience to enable it to serve the Company effectively. The Board also considered other investment management services to be provided to the Company, such as the provision of managerial assistance and monitoring adherence to the Company’s investment restrictions, as well as the compliance costs associated with the Externalization. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

●	Investment Performance. The Board reviewed the historical investment performance of the Company’s existing investment professionals with respect to Company, and the investment performance of the Magnetar platform, in particular the CoreWeave and TensorWave co-investment transactions. The Board concluded that, although past performance is not necessarily indicative of future results, the Adviser’s investment professionals had a favorable performance record.

●	Competitiveness of Fees and Expense Ratios. The Board reviewed information regarding the fee structure and revenues the Adviser and its affiliates would expect to receive under the Advisory Agreement and under the Administration Agreement, compared the fee structure to the fee structures of a peer group of other BDCs and private venture/technology funds, and compared the operating expense ratios of the Company to the operating expense ratios of the peer group. The Board noted that the proposed base management fee of 1.75% is competitive with fees charged by comparable BDCs and is below the median fee charged by private market venture/technology funds. In particular, the Board noted that, under the Advisory Agreement, the Adviser would not be paid an incentive fee on any realized gains attributable to the Company’s existing portfolio. Instead, the Board noted that any such realized gains will inure to the benefit of the Company’s stockholders.

●	Economies of Scale; Anticipated Profitability. The Board considered the extent to which economies of scale may be realized if the Company grows. The Board noted that the association with Magnetar, a much larger and successful asset management platform, in addition to greater access to investment sourcing and due diligence, could enhance the value of the Company’s portfolio for stockholders in the future and potentially result in economies of scale and savings as the Company’s assets increase. The Board also reviewed information from the Adviser regarding the anticipated profitability to the Adviser from its relationship with the Company, noting that the Adviser does not expect to derive any material indirect benefits from its relationship with the Company in the near term. The Board also took into account that the Administrator will provide certain administrative services to the Company, pursuant to the Administration Agreement, and that the Company would reimburse the Administrator at cost for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Based on its review and evaluation of the information provided, the Board concluded within the context of its overall determinations regarding the Advisory Agreement that the Adviser’s expected profitability supported the Board’s decision to approve the Advisory Agreement.

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●	Limited Potential for Additional Benefits Derived by the Adviser. The Board considered existing and potential sources of indirect income the Adviser would receive as a result of the relationship with the Company, and whether there would be potential for additional benefits to be derived by the Adviser as a result of the Company’s relationship with the Adviser, and was advised any such potential would be limited in the near term.

●	Other Matters Considered. In addition, the Board also considered the intangible benefits that accrue to the Adviser by virtue of its relationship with the Company and concluded that any such benefits were appropriate.

Based on the foregoing, the Board concluded as follows:

●	The Board believes that the Company’s existing management team has added significant value to the Company and believes that it would be in the Company’s best interest to align the Company’s management team with a platform that can provide greater scale and exposure to additional investment opportunities, while continuing to effectuate the Company’s existing investment strategy and underwriting processes and broadening its potential investment opportunities.

●	The Company’s investment strategy will benefit from access to the Magnetar Ventures Team’s platform and prior experience investing in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. Magnetar has a multi-year, multi-industry relationship with the Company and a proven investment strategy in the targeted portfolio companies of the Company.

●	The Board believes that the Company will benefit from the involvement of certain investment professionals of the Magnetar Ventures Team who are expected to provide the Adviser with additional resources in origination, due diligence and portfolio monitoring. Certain of the Magnetar Ventures Team’s investment professionals will be added to the Company’s Investment Committee, enhancing the Company’s access to investment sourcing and due diligence capabilities.

●	The Board believes that the Company will benefit broadly from its association with Magnetar’s larger platform, investment teams across various strategies and sophisticated infrastructure.

●	The Adviser, Magnetar and its affiliates are well capitalized and are able to attract and retain personnel necessary to allow the Adviser to provide quality advisory services to the Company by being associated with a larger platform.

●	Although no assurances can be given, over the longer term, the Board believes that the Company will benefit from its relationship with Magnetar, which may result in increased deal flow and access to co-investment opportunities.

In addition to the foregoing factors, the Board considered the potential drawbacks of and countervailing arguments to entering into the Advisory Agreement, including the introduction of advisory fees not previously borne by the Company, the conflicts of interest arising from the executive officers’ negotiation of, and prospective ownership interests in, the Adviser, the loss of the direct employment relationship with the Company’s investment professionals, the risk that the anticipated benefits of the Externalization may not be realized and the risk that, in periods of declining asset values or poor investment performance, the aggregate fees payable to the Adviser could exceed the compensation the Company would have paid to investment personnel under its current internally managed structure.

Conclusion

The Board, including all of the Independent Directors, concluded that entering into the Advisory Agreement and the resulting Externalization would be in the best interest of the Company and its stockholders. In view of the complexity and the large number of factors considered, the Board did not find it practicable to, and did not attempt to, quantify or assign any relative or specific weight individually to the various factors. Rather, they based their recommendation or approval, as applicable, on the totality of the information presented to and considered by them, and concluded that, overall, the positive factors of the Externalization outweigh the benefits of remaining an internally managed BDC.

Accordingly, the Board unanimously recommends that you vote “FOR” the Advisory Agreement Proposal.

Required Vote

Approval of the Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions will have the same effect as a vote “AGAINST” the Advisory Agreement Proposal.

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INFORMATION ABOUT PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS

Following the Externalization, the Company’s current investment team will continue to manage the Company’s day-to-day operations, but will be employed by the Adviser rather than the Company. The Company’s current directors are expected to continue to serve on the Board following the Externalization.

Continuing Executive Officers

The following table sets forth the names, ages and titles of each continuing principal executive officer:

Name	Age	Position(s)
Mark D. Klein	64	Chairman, President and Chief Executive Officer
Allison Green	40	Chief Financial Officer, Treasurer and Corporate Secretary
James Nash	45	Chief Compliance Officer

Mark D. Klein has spent the last two decades running public companies and investment firms. He has been our Chairman, President and Chief Executive Officer since August 2017 and a member of our Board of Directors since 2011. A director of our portfolio company Learneo (formerly Course Hero) since 2020, Mr. Klein has also served as a board member of certain exchange-listed special purpose acquisition companies (“SPACs”), including Churchill Capital Corp II from June 2019 to July 2021, Churchill Capital Corp III from June 2019 to October 2020, Churchill Capital Corp IV from July 2020 to February 2021, Churchill Capital Corp V from December 2020 to October 2023, Churchill Capital Corp VI from February 2021 to December 2023, and Churchill Capital Corp VII from February 2021 to August 2024. Additionally, since 2012, he has been Managing Member and Majority Partner at M. Klein & Company, LLC, an investment banking and advisory firm. Before joining the Company, Mr. Klein held positions including Chairman and CEO at several public and private companies and served on a variety of corporate boards. He earned a bachelor’s degree with high distinction in Business Administration from Emory University and an MBA from the J. L. Kellogg School of Management at Northwestern University. Our Board of Directors has concluded that Mr. Klein’s extensive familiarity with the financial and investment banking industries and experience as a director of other publicly traded companies provides our Board of Directors with valuable insight and perspective, and that therefore he is qualified to serve as a member of our Board of Directors, including as Chairman.

Allison Green has served as our Chief Financial Officer since April 2019, and as our Treasurer and Corporate Secretary since June 2018. Additionally, she served as the Company’s Chief Compliance Officer from March 2020 until March 2026. Ms. Green served as our Controller from July 2017 to April 2019 and as our Senior Vice President of Finance from May 2018 to April 2019. She also served as the Vice President of GSV Asset Management, LLC, the Company’s former external investment adviser, from July 2017 to March 2019. Prior to joining the Company and GSV Asset Management, LLC, she was the Controller and an accounting and financial consultant at Rise Companies Corp., the parent company of Fundrise, a Washington DC-based crowdfunded real estate investment platform, from April 2016 to April 2017. Prior to Rise Companies Corp., Ms. Green was the Controller at the Girl Scout Council of the Nation’s Capital and a ProInspire Fellow at the Council from September 2013 to April 2016. Ms. Green was a member of the Fund Management and Coinvestment teams at The Carlyle Group, focusing on Europe and US Real Estate and Energy Funds from June 2009 to August 2013 and began her career at Deloitte & Touche LLP in Los Angeles as an audit associate focused on financial services clients. Ms. Green graduated with degrees in Accounting and Finance from the University of Southern California.

James Nash has served as the Company’s Chief Compliance Officer since March 2026 through ACA Compliance, where he serves other ACA registered fund clients. Mr. Nash has over 20 years of 1940 Act registered fund accounting, administration, legal and compliance experience. He has served as named CCO for multiple registered fund complexes including exchange-traded funds, traditional open-end mutual funds and closed-end funds, and is a frequent contributor to fund industry legal and compliance commentary. Mr. Nash joined ACA as a Director, Fund Chief Compliance Officer in 2016. Prior to joining ACA, he served as a Regulatory Administration Advisor with JPMorgan, providing comprehensive regulatory, compliance and fund governance support to registered fund clients. Mr. Nash’s prior experience includes supervisory roles with State Street and Pioneer Investments, where he gained operational experience in fund accounting, financial reporting and administration. He received his BA in Economics from Boston University, his JD from Suffolk University Law School and is licensed to practice law in the Commonwealth of Massachusetts.

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Continuing Directors

The Company’s current directors are expected to continue to serve on the Board following the closing of the Externalization.

Name	Age	Expiration of Term
Interested Director(1)
Mark D. Klein	64	2026
Independent Directors
Ronald M. Lott	64	2028
Marc Mazur	66	2028
Lisa Westley	60	2026
Leonard A. Potter	66	2027
Richard Szuch	64	2027

(1)	An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Biographical information about our continuing directors is set forth below.

Director to be Appointed in Connection with the Externalization

If the Advisory Agreement is approved by stockholders and the Externalization is consummated, the Board intends to appoint a representative of Magnetar to serve as an additional interested director of the Company.

Independent Directors

Marc Mazur

Marc Mazur has served as a member of the Board of Directors since March 2017. Mr. Mazur has served as an Industry Advisor to Brightwood Capital Advisors, LLC, a private debt fund, since 2014, as a member of the Board of Directors of American Addiction Centers since August 2024, as a member of the board of directors of Soren Acquisition Corp., a SPAC, since January 2026, and as a member of the board of directors of Celularity Inc. from July 2021 to July 2024. He also served as a member of the board of directors for Fibrocell Science, Inc. (NASDAQ: FCSC), an autologous cell and gene therapy company, from April 2010 to December 2019, GX Acquisition Corp., a SPAC which was the predecessor to Celularity Inc. upon its business combination, from May 2019 to July 2021, and GX Acquisition Corp. II, a SPAC, from February 2021 to March 2023 upon the completion of its business combination. Mr. Mazur previously served as the Chief Executive Officer of Brevan Howard U.S. Asset Management, a London-based global macro hedge fund, and as a senior advisor of such company until 2010. He also previously served as a senior advisor to Tsinghua Venture Capital Company. Mr. Mazur served in management roles at Salomon Brothers, Inc., The Goldman Sachs Group, Inc. from 1987 until 1996, and served as a consultant for Goldman from 1997 to 1999. He was an executive with Careinsite/Medical Manager and has served as a director of Staywell Health, DeVilbiss Healthcare, ChanceLight Behavioral Health and other private companies in the wellness, addiction treatment, homecare and medical device fields. Mr. Mazur received his B.A. in Political Science from Columbia University and a J.D. from Villanova University School of Law. Our Board of Directors has concluded that Mr. Mazur’s senior executive-level experience in finance, healthcare consulting and business strategy, as well as his board experience, provide valuable expertise to the Board of Directors, and that therefore he is qualified to serve as a member of our Board of Directors.

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Leonard A. Potter

Leonard A. Potter has served as our Lead Independent Director since December 2020 and as a member of our Board of Directors since 2011. Mr. Potter founded Wildcat Capital Management, LLC, a registered investment advisor, in September 2011, and has served as its president and chief investment officer since inception. Mr. Potter has also served as a founder and senior managing director of Vida Ventures I and II, each a biotech venture fund, since 2017. From 2002 through 2009, Mr. Potter was managing director - private equity at Soros Fund Management LLC (“SFM”) where, from May 2005 through July 2009, he served as co-head of its private equity group and as a member of the private equity investment committee. From July 2009 until September 2011, Mr. Potter served as a consultant to SFM, and as chief investment officer of Salt Creek Hospitality, a private acquirer and owner of hospitality-related assets, which was backed by SFM. From September 1998 until joining SFM in 2002, Mr. Potter was a managing director of Alpine Consolidated LLC, a private merchant bank. From April 1996 through September 1998, Mr. Potter founded and served as a managing director of Capstone Partners LLC, a private merchant bank (“Capstone”). Prior to founding Capstone, Mr. Potter was an attorney specializing in mergers, acquisitions, corporate governance and corporation finance at Morgan, Lewis & Bockius LLP, and at Willkie Farr & Gallagher LLP. Mr. Potter has served and continues to serve as a director on a number of boards of public and private companies, including SLR Investment Corp. (NASDAQ: SLRC), SLR Private Credit BDC LLC, and SLR HC BDC LLC, each a BDC, Versant Media Group, Inc (NASDAQ:VSNT) and, since January 2017, as chairman of the board of directors for Hilton Grand Vacations Inc. (NYSE: HGV). Additionally, from 2009 to 2022, Mr. Potter served on the board of directors of SLR Senior Capital Ltd. (NASDAQ: SUNS), a BDC. Mr. Potter received a Bachelor of Arts degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law. Our Board of Directors has concluded that Mr. Potter’s experience practicing as a corporate lawyer provides valuable insight to the Board of Directors on regulatory and risk management issues, and that his tenure in private equity investments and service as a director of both public and private companies provides industry-specific knowledge and expertise to the Board of Directors, and that therefore he is qualified to serve as a member of our Board of Directors, including as Lead Independent Director.

Ronald M. Lott

Ronald M. Lott has served as a member of our Board of Directors since 2015. Mr. Lott, a member of the Professional and College Football Halls of Fame, has served as the managing member of Lott Auto LLC since 2018, the managing member of Lott Auto Land LLC since 2018, the Chief Executive Officer of Lott Auto Ventures, LLC since 2004 and the managing member of Tracy Auto Land, LLC since 1998. Mr. Lott was previously co-partner and owner of Mercedes-Benz of Medford, Oregon from 2003 until 2011 and Stan Morris Chrysler in Tracy, California from 1997 until 1998. Mr. Lott has also been a member of the board of directors of OneMain Holdings, Inc. (NYSE: OMF), a provider of consumer finance and credit insurance products and services, since 2013 and True Capital Management, a wealth management firm designed for professional athletes, entertainers, and high net worth individuals, since 2006. In 1999, Mr. Lott co-founded HRJ Capital, L.L.C., an investment management firm, remaining as a managing partner through 2009, until it was sold. Between 2013 and 2015, Mr. Lott served as a consultant for TVU Networks Corp., a product and service company for the television industry, and has been a consultant at H. Barton Asset Management, LLC since 2009. Mr. Lott serves on the Advisory Board for the following companies: Chegg, Inc., SportsBubble, LLC, ThoughtSpot, Inc., Uptake Technologies, Inc. and YourPeople, Inc. (d/b/a Zenefits). Mr. Lott played 14 seasons in the National Football League before retiring from professional football in 1994. Our Board of Directors has concluded that Mr. Lott’s leadership experience and his extensive business and management experience as a director of a public company and as a small business owner provide significant value to our Board of Directors, and that therefore he is qualified to serve as a member of our Board of Directors.

Lisa Westley

Lisa Westley has served as a member of our Board of Directors since July 2019. Ms. Westley is a Managing Director and Head of Strategy, Advent Tech at Advent International Corporation, a global private equity firm. From 2014 to 2018, Ms. Westley was a Partner and Chief Operating Officer of Brooklands Capital Strategies, a spin-out of TPG Capital that provides global fundraising and strategic advisory services to alternative asset managers and companies at all stages of growth. Prior to Brooklands Capital Strategies, Ms. Westley spent nine years at TPG Capital, initially as the Chief Operating Officer of TPG’s Asia-Pacific private equity business and subsequently as the Global Head of Talent Management. Before TPG, Ms. Westley spent 15 years as an investment banker, having been a Founding Partner, Co-Head of the Consumer Group and Head of the IT Services / Business Services Group at Thomas Weisel Partners and a Senior Managing Director at Montgomery Securities. Ms. Westley began her investment banking career at Goldman, Sachs & Co. and Salomon Brothers, Inc. Ms. Westley received a B.A., phi beta kappa, in Economics and Asian Studies from Amherst College and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors has concluded that Ms. Westley’s leadership experience and her extensive business, management, and advisory experience with various companies provide significant value to our Board of Directors, and that therefore she is qualified to serve as a member of our Board of Directors.

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Richard Szuch

Richard Szuch has served as a member of our Board of Directors since July 2025. Mr. Szuch started his career in the law in public service as a prosecutor and tried approximately 40 criminal cases to verdict by the age of 30. From 1992 until 2019, he represented national and regional banks, broker dealers and investment advisers and counseled them with respect to their legal and regulatory obligations. He helped coordinate the defense of some of the largest securities claims in the country, including cases related to the fallout from the 2000 and 2008 market crashes and Puerto Rico’s debt repricing in 2013. In 2019, he re-entered public service when he joined the New Jersey Bureau of Securities as its Enforcement Chief. Enforcement handled investigations and made recommendations about actions related to securities law violations, whether by registered or unregistered persons. He acted as the lead interrogator in some of the country’s largest fraud investigations and worked with counterparts at the SEC, FINRA and other agencies to investigate and prosecute fraud impacting the securities markets. Mr. Szuch returned to the private sector in 2023 and is now a litigation shareholder with the law firm Stevens & Lee. His focus remains on securities-related work. He also co-leads Stevens & Lee’s Senior Investor Compliance Services Team, which provides training and guidance to help firms protect their investor clients from bad actor exploitation and scams. Mr. Szuch served for decades on the Board of the Vermont Rail System, a family-owned, short line rail freight operation. Over the years, he has performed board and advisory work for non-profit organizations, and he frequently lectures about his work experience, the financial markets and industry issues at events sponsored by the SEC, FINRA, SIFMA, and the National Society of Compliance Professionals. Our Board of Directors has concluded that Mr. Szuch’s extensive legal, regulatory and enforcement experience in the securities industry, as well as his board experience, provide valuable expertise to the Board of Directors, and that therefore he is qualified to serve as a member of our Board of Directors.

Interests of Persons Related to the Company

In considering the recommendation of the Board, Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Externalization that are different from, or in addition to, those of Company stockholders generally. The following table sets forth the interests of the persons identified therein as of the date of this Proxy Statement:

Name	Number of Unvested Company Restricted Shares Outstanding (#)		Value of Unvested Restricted Shares(1)
Officers
Mark D. Klein	574,466	(2)	$7,594,440.52
Allison Green	75,957	(3)	$1,004,151.54
Directors
Ronald M. Lott	7,812	(4)	$103,274.64
Marc Mazur	7,812	(4)	$103,274.64
Leonard A. Potter	7,812	(4)	$103,274.64
Lisa Westley	7,812	(4)	$103,274.64
Richard Szuch	—		$—

(1)	The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the Nasdaq Global Select Market on April 27, 2026 of $13.22.
(2)	Includes (i) 66,667 restricted shares remaining unvested from an original grant of 100,000 restricted shares granted on December 10, 2024, of which one-third vested on December 10, 2025, one-third vests on December 10, 2026, and one-third vests on December 10, 2027; (ii) 33,334 restricted shares remaining unvested from an original grant of 100,000 restricted shares granted on December 15, 2023, of which one-third vested on December 15, 2024, one-third vested on December 15, 2025, and one-third vests in full on December 15, 2026; (iii) 300,000 restricted shares granted on May 16, 2025, of which one-third vests on each of December 1, 2026, December 1, 2027, and December 1, 2028; and (iv) 174,465 restricted shares granted on November 21, 2025, of which one-third vests on each of December 1, 2026, December 1, 2027, and December 1, 2028. All grants were made under the SuRo Capital Corp. Amended and Restated 2019 Equity Incentive Plan, except for grant (iv), which was made under the SuRo Capital Corp. Second Amended and Restated 2019 Equity Incentive Plan.
(3)	Includes (i) 8,334 restricted shares remaining unvested from an original grant of 25,000 restricted shares granted on December 15, 2023, of which one-third vested on December 15, 2024, one-third vested on December 15, 2025, and one-third vests on December 15, 2026; (ii) 16,667 restricted shares remaining unvested from an original grant of 25,000 restricted shares granted on December 10, 2024, of which one-third vested on December 10, 2025, one-third vests on December 10, 2026, and one-third vests on December 10, 2027; (iii) 50,000 restricted shares granted on May 16, 2025, of which one-third vests on each of December 1, 2026, December 1, 2027, and December 1, 2028; and (iv) 956 restricted shares granted on November 21, 2025, of which one-third vests on each of December 1, 2026, December 1, 2027, and December 1, 2028. All grants were made under the SuRo Capital Corp. Amended and Restated 2019 Equity Incentive Plan, except for grant (iv), which was made under the SuRo Capital Corp. Second Amended and Restated 2019 Equity Incentive Plan.
(4)	Restricted shares granted to each Independent Director under the Second Amended and Restated 2019 Equity Incentive Plan, all of which vest in full on the earlier of May 28, 2026 or the date of the 2026 Annual Shareholder Meeting.

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Following approval by the stockholders of the Advisory Agreement, each Company Restricted Share outstanding and not previously forfeited under the Second Amended and Restated 2019 Equity Incentive Plan shall become fully vested. However, each such Company Restricted Share will be subject to a lock-up agreement between the Company and the holder of such Company Restricted Share that will tie to the original vesting schedule. See “Compensation of Management” above for more information.

U.S. Federal Income Tax Consequences of the Externalization

The following discussion is a general summary of the material U.S. federal income tax consequences of the Externalization. This summary does not purport to be a complete description of the income tax consequences of the Externalization. For example, we have not described tax consequences that we assume to be known generally by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships and other pass-through entities, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction.

This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Proxy Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and do not intend to seek any ruling from the IRS regarding the Externalization. This summary does not discuss any aspects of U.S. estate or gift tax or non-U.S., state or local tax.

For purposes of our discussion, a “U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	An individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

For purposes of our discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds shares of our common stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner or member and the activities of the partnership. A stockholder that is a partner or member in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the Externalization.

Tax matters are very complicated and the tax consequences of the Externalization to an investor in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of the Externalization.

Company Taxation

The Company does not expect to recognize income or gain in connection with the Externalization for U.S. federal income tax purposes.

Stockholder Taxation

Neither U.S. stockholders nor Non-U.S. stockholders are expected to recognize income or gain in connection with the Externalization for U.S. federal income tax purposes.

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to SuRo Capital Corp., Investor Relations, 640 Fifth Avenue, 12th Floor, New York, New York 10019, or calling Investor Relations at (212) 931-6331.

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OTHER MATTERS

Company Stockholder Proposals

Any stockholder who wishes to propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our Bylaws (the “Bylaws”), a copy of which is on file with the SEC, and may be obtained from our Corporate Secretary upon request. Proposals must be sent to our Corporate Secretary at SuRo Capital Corp., 640 Fifth Avenue, 12th Floor, New York, New York 10019. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In accordance with our Bylaws, the chairman of any meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Proxy Solicitation Costs and Expenses

The Company will bear the costs and expenses of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC and Broadridge Financial Solutions, Inc., our proxy solicitors, a fee, including reimbursement of out-of-pocket expenses, of approximately $80,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. For additional information, see “The Special Meeting – Expenses Related to Proxy Solicitation” above.

In addition to these written proxy materials, our proxy solicitors, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

Other Business

Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposals, no other business may properly come before the Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of the materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains annual, quarterly and current reports, proxy statements and other information filed with the SEC. Such filings are available at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

SuRo Capital Corp.

640 Fifth Avenue, 12th Floor

New York, New York 10019

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://investors.surocap.com. The information included on our website is not incorporated by reference into this Proxy Statement.

If you have any questions concerning the Advisory Agreement, the Externalization, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of the Company’s Common Stock, please contact Alliance Advisors, LLC or Broadridge Financial Solutions, Inc.:

Alliance Advisors, LLC

150 Clove Road #400,

Little Falls Township, New Jersey 07424

Call Toll-Free: 1-866-206-7520

Email: SSSS@Allianceadvisors.com

or

Broadridge Financial Solutions, Inc.

51 Mercedes Way,

Edgewood, New York 11717

Call Toll-Free: 1-800-690-6903

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MISCELLANEOUS

We have supplied all information relating to ourselves and Magnetar has supplied, and we have not independently verified, all of the information relating to Magnetar, contained in this Proxy Statement.

You should rely only on the information contained in this Proxy Statement and the appendices to this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated as of April 29, 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to our stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

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PRIVACY NOTICE

We are committed to protecting your privacy. This Privacy Notice sets forth our policies with respect to non-public personal information about our stockholders and prospective and former stockholders. These policies apply to stockholders in the Company and may be changed at any time, provided a notice of such change is given to you.

You provide us with personal information, such as your address, social security number, assets and/or income information, (i) in correspondence and conversations with us and our representatives and (ii) through transactions in the Company.

We do not disclose any of this non-public personal information about our stockholders, or prospective or former stockholders to anyone, other than to our affiliates, such as our investment adviser and administrator, and except as permitted by law, such as to our accountants, attorneys, auditors, brokers, regulators and certain service providers, in each such case, only as necessary to facilitate the acceptance and management of your investment or account and our relationship with you. We will comply with all federal and state laws regarding the protection of consumer information.

We will also release information about you if you direct us to do so, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation. For example, it may be necessary, under anti-money laundering and similar laws, to disclose information about stockholders in order to accept investments from them and provide reports to them.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our Chief Compliance Officer:

SuRo Capital Corp.

640 Fifth Avenue, 12th Floor

New York, New York 10019

ATTN: Chief Compliance Officer

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Appendix A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SURO CAPITAL CORP.

AND

NEOSTELLAR ADVISORS LLC

This Investment Advisory Agreement (this “Agreement”) is made as of [ ], 2026, by and between SuRo Capital Corp., a Maryland corporation (the “Company”), and Neostellar Advisors LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a Maryland corporation and a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:

1.	Duties of the Adviser.

(a) The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Company’s Board of Directors (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form N-2 (as the same shall be amended from time to time, the “Registration Statement”), or as may otherwise be set forth in the Company’s reports filed in compliance with the Securities Exchange Act of 1934, as amended; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (iii) in accordance with the 1940 Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (A) determine the composition of the Company’s portfolio, the nature and timing of portfolio changes, and implement investment decisions, including the execution of investment, portfolio, and capital allocation strategies; (B) identify, evaluate, and negotiate investments; (C) close, monitor, and service the Company’s investments; (D) determine the securities and other assets to be purchased, held, or sold by the Company; (E) assist the Board with its valuation obligations with respect to the Company’s assets; (F) direct investment professionals of the Adviser to provide managerial assistance to portfolio companies as reasonably requested by the Company from time to time; (G) perform due diligence on prospective portfolio companies; (H) exercise voting rights in respect of portfolio securities and other investments; (I) serve on, and exercise observer rights for, boards of directors and similar committees of portfolio companies; and (J) provide such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. With respect to the Company’s debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act). The Adviser’s services under this Agreement are not exclusive, and the Adviser shall be free to furnish similar services to other entities.

A-1

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the 1940 Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.	Company’s Responsibilities and Expenses Payable by the Company.

(a) All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: organization and offering; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Company’s investments; costs of hedging; sales and purchases of the Company’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the administration agreement, dated as of the date hereof, between the Company and Neostellar Administrative Services LLC, an affiliate of the Adviser (the “Administrator”) (as amended from time to time, the “Administration Agreement”); the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, technology systems, insurance, and the compensation of the Administrator’s personnel and related expenses; an allocable portion of the compensation paid by the Adviser, the Administrator, or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs); expenses, including travel expenses, incurred by the Adviser or members of its investment team, or payable to third parties, in performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s shares on any securities exchange; stock exchange listing fees and fees payable to rating agencies; fees and expenses associated with marketing efforts; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws; and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under the Administration Agreement.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Company’s common stockholders. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a) Base Management Fee. Effective as of the date first written above, the Base Management Fee shall be calculated at an annual rate of 1.75% of the Company’s gross assets, payable monthly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Management Fee for any partial month or quarter will be appropriately pro-rated.

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(b) Incentive Fee. The Incentive Fee shall consist of two parts, as set forth below. For purposes of each Incentive Fee, an “Eligible Investment” shall be any investment made by the Company on or after the effective date of this Agreement (“New Investments”). Investments held by the Company prior to the effective date of this Agreement (“Pre-Existing Investments”) shall not constitute Eligible Investments and shall be excluded entirely from any Incentive Fee calculation. For the avoidance of any doubt: (1) the Company will not pay an Incentive Fee on “Pre-Incentive Fee Net Investment Income” (as defined below) or on the capital gains attributable to Pre-Existing Investments; and (2) Pre-Existing Investments shall not be included in any cumulative, “high-water mark,” or similar netting calculation used to determine the Capital Gains Fee or any other component of the Incentive Fee. Any such cumulative or netting calculation shall be based solely on New Investments.

(i) One part of the Incentive Fee (the “Income-Based Fee”) will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from any Eligible Investment) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding indebtedness, but excluding the Incentive Fee).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(A) No Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(B) 100.00% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

(C) 20.00% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

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These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement, as set forth below), commencing on December 31, 2026, and will equal the lesser of (i) 20.00% of the Company’s realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis for each Eligible Investment, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, and (ii) 20.00% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s investment in an Eligible Investment through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. For purposes of determining the Capital Gains Fee, the Company’s realized capital gains from each Eligible Investment, expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, shall be compared to a hurdle rate of 7.00% per year. The Company shall only pay the Capital Gains Fee on any realized capital gains from Eligible Investments that exceed the hurdle rate. Subject to the limitation set forth in Section 3(c), the Company shall calculate the amount of the Incentive Fee payable to the Adviser with respect to the Company’s realized capital gains from each Eligible Investment as follows:

(A) No Capital Gains Fee shall be payable on the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, does not exceed the hurdle rate of 7.00% per year.

(B) The Company shall include in the Capital Gains Fee 100.00% of the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, exceeds the hurdle rate of 7.00% per year but is less than a rate of 8.75% per year (the “Catch-Up”). The Catch-Up is designed to provide the Adviser with an incentive fee of 20.00% on all of the Company’s realized capital gains from such Eligible Investment once the rate of return exceeds 8.75% per year.

(C) The Company shall include in the Capital Gains Fee 20.00% of the amount of any realized capital gains from an Eligible Investment that, when expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, exceeds a rate of 8.75% per year.

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(c) Notwithstanding Section 3(b)(ii) above, in no event shall the Capital Gains Fee for any calendar year exceed 20.00% of the Company’s realized capital gains from Eligible Investments, if any, on a cumulative basis from the date of this Agreement through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation with respect to the Eligible Investments on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

(d) The Company intends to seek primarily minority equity positions in its portfolio companies. Although the Company expects to primarily invest through private secondary markets, to the extent the Company makes a direct minority investment in a portfolio company, neither the Company nor the Adviser may have the ability to control the timing of when the Company realizes capital gains or losses with respect to such investment. The Company expects the timing of such realization events to be determined by its portfolio companies in such cases. To the extent the Company has non-minority investments, or the securities the Company holds are traded on a private secondary market or public securities exchange, the Adviser will have greater control over the timing of a realization event. In such cases, the Board will monitor such investments in connection with the Board’s general oversight of the investment management services provided by the Adviser. In addition, as of the end of each fiscal quarter, the Company will evaluate whether the cumulative aggregate unrealized appreciation on the Company’s Eligible Investments would be sufficient to require the Company to pay a Capital Gains Fee to the Adviser if such unrealized appreciation were actually realized as of the end of such quarter, and, if so, the Company will generally accrue an expense equal to the amount of such Capital Gains Fee.

(e) Treatment of Pre-Existing Investments. Notwithstanding any other provision of this Section 3, the parties acknowledge and agree that the compensation payable to the Adviser with respect to Pre-Existing Investments (as defined in Section 3(b)) shall be limited to the Base Management Fee as set forth in Section 3(a). No Incentive Fee of any kind shall be payable with respect to Pre-Existing Investments, and Pre-Existing Investments shall not be included in any cumulative gain, loss, or depreciation calculations used to determine any component of the Incentive Fee payable to the Adviser.

4.	Covenants of the Adviser.

The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the 1940 Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

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6.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or criminal conduct in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

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9.	Effectiveness, Duration and Termination of the Agreement.

(a) This Agreement shall become effective as of the date first written above. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 9, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date first written above, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or the vote of a majority of the outstanding voting securities of the Company, and (B) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

(c) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of a majority of the Board, or by the Adviser.

(d) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

10.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or to such other address as a party may designate by notice to the other party.

11.	Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

12.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

13.	Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

14.	Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be duly executed on the date above written.

SURO CAPITAL CORP.

By:
Name:
Title:

NEOSTELLAR ADVISORS LLC

By:
Name:
Title:

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. The Approval of the Advisory Agreement Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000708615_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

SURO CAPITAL CORP.
Special Meeting of Stockholders
June 10, 2026 9:30 A.M., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of SuRo Capital Corp. (the "Company") acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and hereby appoints Mark Klein and Allison Green, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 1114 Sixth Avenue, 40th Floor, New York, NY 10036, on June 10, 2026 at 9:30 A.M., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ADVISORY AGREEMENT PROPOSAL AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING ON WHICH ACTION CAN PROPERLY BE TAKEN, INCLUDING ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

0000708615_2 R2.09.05.010